UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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CSG Systems International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

May 15, 2024

8:00 am Mountain Daylight Time

Message from the CEO and President

April 1, 2024

Dear Fellow Shareholders,

2023 was a record-setting year as Team CSG exceeded nearly all of our financial targets while delivering exceptional value to our impressive global customer list. This is exactly what employees, customers, and shareholders should expect from a more relevant, more diversified, and faster-growing CSG.

Big Wins Drive CSG’s Continued Success.

■	Team CSG grew at its fastest pace in nearly two decades with 7.3% (~$79M) year-over-year organic revenue growth.
■	Team CSG significantly expanded our profitability with an Operating Margin percentage of 10.6% (340 basis point YoY improvement).
■	Team CSG won 44 exciting new $1 million+ ACV sales deals.
■	Team CSG grew our industry-leading market share in the N.A. broadband market as we completed the conversion of 14 million Charter subscribers onto CSG’s platform from a competitor.
■	Team CSG diversified revenue with 28% coming from large, high-growth industry verticals like financial services, retail, healthcare, technology, and more.

And we did this the CSG way – with a culture-first, people-centric approach. Being easier to do business with than our competitors enables us to consistently deliver future-ready, mission-critical enterprise SaaS solutions that help great brands deliver extraordinary experiences in a data-driven, digital world.

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Successful Global Brands Rely on CSG to Modernize and Deliver Exceptional Experiences.

Here are just a few examples of the dozens of outstanding customer successes that Team CSG delivered in 2023, as we continue to win and wow some of the best brands around the world.

■	PLDT (the Philippines’ largest fully integrated telecom operator):
CSG was selected to modernize their enterprise billing systems from on-premise to a CSG cloud-based solution. This transformation will enable PLDT to consolidate five lines of business under a single platform, automate and streamline their invoicing process, and create a 360-degree view of their enterprise business.
■	NRC Health (one of the nation’s largest healthcare performance improvement firms supporting more than 7,000 organizations):
CSG is enabling NRC to execute a digital multi-channel communications strategy in a streamlined, effective, and scalable manner. This will help improve customer engagement and brand loyalty while reducing missed appointments with our lower-cost, personalized digital CX solution.
■	Airtel Africa (leading telecommunications and mobile money services provider across 14 countries in Africa):
CSG won and successfully delivered a multi-country BSS transformation program across Airtel Africa’s wholesale, B2B enterprise, and consumer wireless businesses. This helped it streamline processes across its business, minimize costs, and shorten time to market while delivering experiences that drive customer loyalty and sustainable business growth in wireless.
■	M1 Limited (Singapore’s leading digital operator):
CSG was selected to help M1 reduce operating costs and tap into new revenue streams across industries with the deployment of CSG’s cloud-native digital monetization platform. The transformation will help M1 manage an expanding ecosystem of B2B2X relationships, create a foundation of scalable partner-driven revenue growth, and monetize demand for immersive experiences in arts, entertainment, and recreation.
■	One of the largest technology companies in the world:
CSG’s data-driven SaaS CX platform is helping deliver a better, lower-cost customer engagement process. With our conversational Artificial Intelligence (AI) products, this big brand can better predict customer intent and correctly route customer inquiries to the best contact center agents in order to save tens of millions of dollars in operating costs, while improving brand loyalty.

CSG’s Bighearted People Make the Difference Every Day.

■	Our people have the heart and passion to help solve our customers’ toughest business problems while supporting the communities in which we operate with tens of thousands of annual volunteer hours.
■	Over 1,200 CSGers have joined one of eight Employee Belonging Groups, which support employee well-being, foster a culture of inclusion, enhance global belonging, and shape the actions CSG takes.
■	Team CSG publicly declared our commitment to carbon neutrality in Scope 1 & 2 greenhouse emissions by 2035, doing our part to contribute to a more sustainable future.

Together, CSG Turns Big, Bold Dreams Into Reality.

We have the talented team, the growth strategy, and the best-in-class, data-driven SaaS platforms to capitalize on exciting new market opportunities. Leading global brands need what we offer. And we are relentless in our commitment to ensure CSG soars to amazing new heights in the years to come.

I am tremendously grateful for what Team CSG is building and extremely proud of the inspiration, joy, and togetherness that is fueling our journey.

Onward and upward!

Best Regards,

Brian A. Shepherd
President and Chief Executive Officer

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Notice of Annual Meeting of Shareholders

May 15, 2024

8:00 a.m. MOUNTAIN DAYLIGHT TIME (MDT)

We will hold a virtual shareholders meeting at www.virtualshareholdermeeting.com/CSGS2024

AGENDA:

1.	To elect three Class III Directors;
2.	To approve, on an advisory basis, the compensation of our named executive officers;
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2024; and
4.	To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE SHAREHOLDER
MEETING TO BE HELD ON MAY 15, 2024:
The proxy statement and annual report on
Form 10-K are available at www.proxyvote.com.

RECORD DATE:

The Board of Directors has fixed the close of business on March 20, 2024, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All shareholders are cordially invited to attend the virtual meeting. There will be no physical location for shareholders to attend.

During the virtual meeting, you may vote your shares electronically. You may also submit questions in advance. Any previously submitted questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at https://ir.csgi.com/investors/default.aspx.

If you plan to attend the meeting online, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), on your proxy card, or on the voting instructions that accompany your proxy materials. The meeting will begin promptly at 8:00 a.m. MDT. Online check-in will begin at 7:45 a.m. MDT and you should allow ample time for the online check-in procedures.

For information about attending the meeting, submitting questions in advance, voting, or getting technical support, see Questions and Answers About the 2024 Annual Meeting and Voting on page 74.

By Order of the Board of Directors of CSG Systems International, Inc.

Rasmani Bhattacharya
Secretary
April 1, 2024

HOW TO CAST YOUR VOTE
You can vote by any of the following methods:

INTERNET (www.proxyvote.com) until 11:59 p.m. ET on May 14, 2024	BY TELEPHONE (1-800-690-6903) until 11:59 p.m. ET on May 14, 2024	BY MAIL Complete, sign and return your proxy by mail by May 14, 2024	ONLINE AT THE MEETING Shareholders of record may vote during the meeting by visiting our annual meeting website.

WE ENCOURAGE YOU TO SUBMIT YOUR PROXY WELL IN ADVANCE OF THE ANNUAL MEETING, EVEN IF YOU PLAN TO ATTEND.

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Proxy Summary

This summary highlights information contained in this proxy statement. It is intended to assist you in your review of the proposals to be acted upon at the meeting, and to provide key information about CSG Systems International, Inc. (“we”, “us”, “our”, “CSG”, or the “Company”). To find more complete information on any specific topic, please refer to the Table of Contents on the previous page.

2024 Annual Meeting

DATE AND TIME	VIRTUAL MEETING	RECORD DATE
May 15, 2024 8:00 a.m. Mountain Daylight Time	www.virtualshareholdermeeting.com/CSGS2024	March 20, 2024

These proxy materials are first being made available to shareholders starting on or about April 1, 2024.

Proposals to Be Voted Upon

PROPOSAL	Board Recommendation	Page Number For More Information
1. To elect three Class III directors	FOR Each Nominee	26
2. To approve, on an advisory basis, the compensation of our named executive officers	FOR	52
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2024	FOR	70

Assuming the three nominees are elected, our Board of Directors (the “Board”) will have the following ten members at the conclusion of the 2024 Annual Meeting of Shareholders (“Annual Meeting”).

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OVERVIEW OF DIRECTOR SKILLS AND EXPERIENCE

Name	Age	Director Since	Occupation	Independent	Committees	Term Expires
Class III Nominees
BRIAN SHEPHERD	56	2021	President and CEO at CSG			2027
SILVIO TAVARES	52	2020	President and CEO at VantageScore, Board member at Federal Home Loan Bank of San Francisco, and Chair of the Board at Digital Commerce Alliance		Audit Compensation (C)	2027
TSE LI “LILY” YANG	51	2021	Chief Financial Officer at Strava, Inc.		Audit	2027
Continuing Directors
GREGORY CONLEY	69	2021	Board member at TTEC Holdings		Compensation, Cybersecurity	2025
RONALD COOPER	67	2006	Former President and CEO at Clear Channel Outdoor Americas, Inc.		Audit, Cybersecurity	2025
MARWAN FAWAZ	61	2016	Board member at NRG		Cybersecurity, SSG (C)	2025
DAVID BARNES	62	2014	Chief Financial Officer at Trimble Inc.		Audit (C)	2026
RACHEL BARGER	46	2022	Senior Vice President, Americas Sales at Cisco Systems, Inc.		SSG	2026
RAJAN NAIK	52	2018	Chief Strategy Officer at Motorola Solutions, Inc. and Board member at Evolv Technologies		SSG	2026
HAIYAN SONG	58	2020	Executive Vice President and General Manager of CloudOps at NetApp		Compensation, Cybersecurity, SSG	2026

Overview of Director Skills and Experience

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Director Independence and Diversity

The Board currently consists of ten directors. Assuming the three nominees are elected, following the Annual Meeting, the Board will continue to consist of ten directors.

The Board has determined that each director except Mr. Shepherd, our President and CEO, is an “independent director” as defined in the applicable rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). We believe that having a Board consisting of predominantly independent, experienced directors with independent oversight by a non-executive Chair (as described below) is in the best interests of the Company and its shareholders.

It is critical that we recruit and nominate independent directors who help achieve the goal of a well-rounded, diverse Board that functions respectfully as a unit. Our Board includes directors who have historical institutional knowledge of the Company and the markets we serve, complemented by directors who bring diversity of experience, perspectives, qualifications, and leadership to address the issues facing the Company. Our Board has made a concerted effort to recruit new directors to achieve the right blend between experience and continuity and new perspectives, including with respect to gender, racial, and ethnic diversity. The following charts represent director independence, tenure, and diversity, assuming the three nominees are elected at the Annual Meeting.

Board Diversity Matrix as of April 1, 2024
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	1	—	—
Hispanic or Latinx	—	—	—	—
Middle Eastern	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1	—	—	—
Did not disclose demographic background	—	—	—	—

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Company Overview and Business Strategy

CSG is a leader in innovative customer engagement, revenue management, and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset help companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For over 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions. With over 6,000 employees around the globe, CSG is the trusted technology provider for leading global brands in telecommunications, retail, financial services, and healthcare. Our solutions deliver real-world outcomes in over 115 countries.

Our award-winning solutions are built on proven public and private cloud platforms, available out-of-the-box, custom, or through end-to-end managed services.

Specifically, our SaaS solutions help our customers:

■	Improve customer engagement and reduce churn;
■	Reduce operating expenses and run their businesses more efficiently;
■	Grow revenue by quickly launching new digital services; and
■	Enter new markets to compete and win globally.

2023 Business Highlights

2023 was a strong record-setting year for CSG, proving the health and resilience of our business. We reported profitable operating results and continued to execute upon our strategic initiatives. Key highlights include the following:

■	Generated $1.169 billion in organic revenue and grew revenue by 7.3% year-over-year, representing our strongest annual organic revenue growth performance in nearly 20 years
■	Increased our profitability, as measured by our operating income margin percentage in 2023
■	Significantly enhanced our non-GAAP free cash flow generation in 2023 as compared to 2022
■	Expanded our leadership position in the North American PayTV and broadband market by continuing to deepen our relationships with these customers and deploy new solutions
■	Completed the migration of approximately 14 million Charter Communications subscribers to CSG’s platforms from a competitor’s product
■	Strengthened our position as a top challenger brand in the wireless and telecommunications revenue management market with many new wins, including for one of the largest telecommunications service providers in the Caribbean and Latin America and for one of the largest wireless operators in Saudi Arabia
■	Continued our industry diversification efforts by increasing revenue from verticals outside the Communications Service Provider industry to approximately 28% of our revenue
■	Drove innovation and technology leadership with $143 million of research and development investments to enable a growing list of companies around the world to provide a more personalized customer experience and monetize new digital products and services
■	Returned $152 million to shareholders through a combination of $35 million in quarterly dividend payments and $117 million in common stock repurchases under a stock repurchase program. We also increased our 2023 dividend by 7% from the prior year, representing our 11th consecutive year of increasing our dividend payout

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Governance Practices

Our corporate governance practices, summarized below, are reviewed regularly. We believe they reflect best practices.

Board-level oversight through the Sustainability, Social Responsibility, and Governance Committee (“SSG”)	Meaningful director and executive share ownership guidelines
Majority voting for uncontested director elections and plurality voting for contested director elections	Limited perquisites or other benefits
Independent Chair of the Board	Annual independent director evaluation of the CEO
All directors are independent (other than our Chief Executive Officer)	Code of Ethics and Business Conduct applicable to directors, officers, and employees
Regular executive sessions of independent directors	Regular shareholder engagement to understand shareholders’ views and insights
Independent Audit, Compensation, SSG, and Cybersecurity Committees	Annual shareholder advisory vote on named executive officer compensation
Audit Committee is updated regularly on accounting, audit, legal, risk, and compliance matters	Limitations and guidelines regarding simultaneous service on other public company boards
Independent executive compensation consultant	Clawback policy
Structured annual evaluation of the Board and the individual directors, with an independent third-party expert engaged every other year	Limitations on compensation awarded to our named executive officers (including no excise tax gross-ups) upon the occurrence of a change in control
Board engagement in long-term succession planning and talent management discussions	No evergreen provisions for equity plans

Compensation Highlights

Our compensation program is designed to attract and retain highly qualified executives and create incentive compensation opportunities aligned with our strategic goals, long-term shareholder value, and evolving competitive and governance practices.

Executive compensation highlights for 2023 include:

The portion of total target compensation based on the achievement of key financial and operational measures was 61% for our CEO and, on average, approximately 57% for our other named executive officers (“NEOs”)

The Company’s financial performance resulted in a 2023 annual performance bonus achievement at 111.7% of target with a positive 2.5% Diversity, Equity and Inclusion (“DEI”) Modifier

94.9% of the votes cast on our 2023 say-on-pay proposal were in favor of our executive compensation program and policies

Our NEOs earned an overall weighted achievement of 85.5% of target shares for our 2022 performance-based long-term incentive (“LTI”) award’s financial objectives (revenue and non-GAAP earnings per share “EPS”)

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Corporate Governance
and Board of Directors

Overview

As described in this section, the Board has formalized several policies, procedures, and standards of sound corporate governance. We continue to monitor best practices and legal and regulatory developments with a view to refining our governance policies and procedures, as appropriate. The Board encourages you to visit the governance page on our website at http://ir.csgi.com/documents.cfm, which provides information about our corporate governance practices and includes the following documents:

■	Board Committee Charters

■	Code of Ethics and Business Conduct

■	Corporate Governance Guidelines

■	Stock Ownership Policy

We will disclose on our website any amendments to our Code of Ethics and Business Conduct or any waiver of a provision of our Code of Ethics and Business Conduct that is required to be disclosed under applicable SEC rules.

Information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.

Board Leadership Structure

The Board does not have a policy regarding separation of the roles of CEO and Chair of the Board and believes it is in the best interests of the Company to determine the appropriate leadership structure based on current circumstances.

Mr. Cooper has served as Chair of the Board since 2022, and prior to his appointment as Chair, he served as the Vice-Chair of the Board. The Board has determined that an independent director serving as Chair is in our best interests at this time. Our Board believes that an independent director serving as Chair ensures that the independent directors have a significant role in the active oversight of our business, including overseeing risk management, setting agendas, and establishing Board priorities and procedures. In the future, if the Board believes it would be in the best interests of the Company and our shareholders, the Board may decide that one person should serve as both CEO and Chair of the Board.

Risk and Compliance Oversight

Overall Risk Approach

The Board is responsible for oversight of our risks, including establishing our risk appetite and overseeing our risk management framework. The Board recognizes that effective risk oversight is important to the success of our strategy and is an integral part of its fiduciary duties to the Company and our shareholders. The Board believes taking well-considered risk is a critical component of innovation and effective leadership, but also recognizes that imprudently accepting risk or failing to appropriately identify and mitigate risk could negatively impact our business and shareholder value. The Board therefore seeks to foster a risk-aware culture that conforms to an established risk appetite framework while encouraging thoughtful risk-taking in pursuit of the Company’s strategic initiatives.

The Board exercises its risk oversight primarily through executive management, the Audit Committee, and the Cybersecurity Committee, as described below. The Board believes our current leadership structure facilitates its oversight of risk by combining independent leadership through the Board and the Audit Committee, with an experienced executive management team who each have intimate knowledge of our business, industry, and challenges.

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Board Committee Risk Oversight

The Audit Committee receives regular reports on risk-related matters from members of executive management, including:

■	The Chief Compliance Officer, who reports functionally to the Chief Legal Officer and administratively to the Audit Committee, prepares reports summarizing compliance risks, issues, and activities.

■	The Head of Internal Audit, who reports functionally to the Audit Committee and administratively to the Chief Accounting Officer, prepares reports summarizing the results of internal audits and the related risks, issues, and activities.

■	The Head of Risk, who reports to the Chief Accounting Officer, prepares reports summarizing our enterprise risk program and related risks, issues, and activities.

Our Compensation Committee and SSG Committee monitor risks in their respective areas of responsibility and keep the Board informed of any specific risks through regular reports. In addition, the Board has recently formed a Cybersecurity Committee to oversee cybersecurity risks. For additional information on our cybersecurity risk oversight, please see Item 1C of our 2023 Form 10-K.

Risk Assessment and Mitigation Program

We maintain a formal risk assessment and risk mitigation program. Our executive officers, in conjunction with members of our risk and security organizations, review this program periodically throughout the year. This program has three goals: (i) identify those risks that are most likely to affect our business; (ii) assign individual executives to be responsible for monitoring and mitigating each of those risks; and (iii) provide a formal mechanism for the assigned executives to report back periodically on the adequacy and effect of mitigation efforts. The Audit Committee and the Board regularly review the results of this program.

Information Security Governance Program

The following chart outlines our information security governance program structure and controls.  For additional information on our information security governance program and cybersecurity risk oversight, please see Item 1C of our 2023 Form 10-K.

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Risk Management Structure and Responsibilities

The following chart outlines our risk management structure and responsibilities:

BOARD OF DIRECTORS Oversees Major Risks
■ Strategic and Competitive ■ Financial	■ Legal and Compliance ■ Operational	■ Cybersecurity ■ Brand and Reputational

Audit Committee

Primary Risk Oversight

■  Financial statement integrity and reporting

■  Major financial and other business risk exposures

■  Technology and privacy and data protection

■  Risk management framework

■  Legal and compliance

■  Internal controls

Compensation Committee

Primary Risk Oversight

■  Compensation and performance evalutions of executive officers

■  Incentive compensation programs

■  Succession planning for executive officers other than CEO

SSG Committee

Primary Risk Oversight

■  Governance structure and processes

■  Board performance

■  Shareholder concerns (including sustainability)

■  Independent director compensation policies and practices

■  Succession planning for CEO

■  Environmental, Social and Governance

Cybersecurity Committee Primary Risk Oversight ■ Data responsibility objectives, strategies, capabilities, and initiatives ■ Risk assessment ■ Mitigation protocols

Annual Board Evaluation Process

The Board is committed to a rigorous annual self-evaluation. The Chair of the SSG Committee coordinates an annual evaluation process that alternates between a self-evaluation survey and an evaluation conducted by an independent, third-party consultant. In 2023, the Chair of the SSG Committee led the self-evaluation process. The results of the annual evaluation were provided to the full Board for their consideration. Regular Board evaluations will continue to include a Board survey process.

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Board Refreshment Policies

The Board does not have a mandatory retirement age or term limits because we believe such fixed rules do not recognize the continuing contributions of directors who have developed experience with, and insight into, the Company. However, the Board understands there is value in regularly reviewing and, if appropriate, refreshing its composition and, as described herein, continually evaluating the effectiveness of its directors.

What We Look for in Director Nominees

In recommending nominees for election as directors, the SSG Committee reviews the present composition of the Board to determine if additional qualities, skills, and expertise would help the Board and its committees properly discharge their responsibilities. When there is a need, the SSG Committee utilizes the services of executive search firms with well-established board practices to help identify and recruit qualified director nominees. When identifying and assessing a candidate’s qualifications, the SSG Committee considers, among other things:

■	the candidate’s independence, judgment, skills, background, and experience;

■	the candidate’s ability and willingness to devote the required amount of time to serve as a Board member and as a member of one or more Board committees;

■	the candidate’s other business and professional commitments and potential conflicts of interest; and

■	the number and type of other boards on which the candidate serves.

Although we do not currently have a written policy on diversity, the SSG Committee values and seeks diversity when recruiting and nominating directors as we believe diverse companies consistently perform better and generate superior shareholder returns. We define “diversity” in the broadest sense and believe it encompasses many attributes, including background, experience, skills, substantive expertise, gender, ethnicity, geography, and education. Our Board is particularly interested in assembling a group of directors who understand the needs of our customers and also have experience in operations, finance, accounting, marketing, human resources, sales, and domestic and international business—particularly in the technology and communications service provider and related industries. We also consider whether nominees are active or retired executive officers of public or private companies and whether they have ever served on the board of a public company.

We expect Board members to display the personal attributes necessary to be effective directors: integrity, sound judgment, independence, and ability to operate collaboratively. We believe the current members of our Board have a diverse set of business and personal experience, backgrounds, and expertise, and that they all share the personal attributes described above. For more information regarding the skills and experience of our directors, please see the directors’ biographies, which begin on page 26.

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Shareholder Recommendations

The SSG Committee will consider director recommendations by our shareholders in the same manner that the committee considers other director candidates. A shareholder who wishes to make a recommendation should submit the recommendation in writing to the Secretary of the Company indicating the proposed nominee’s qualifications and other relevant biographical information and providing written confirmation that the proposed nominee consents to serve as a director if nominated and elected. Our Secretary will forward qualifying recommendations from shareholders to the Chair of the SSG Committee for further review and consideration. For shareholders who wish to nominate a director at a meeting, our bylaws provide that shareholder nominations for election to the Board are subject to certain advance notice and informational requirements. See Shareholder Proposals for additional requirements and information. Shareholders may obtain a copy of the relevant bylaw provisions from our Secretary at CSG Systems International, Inc., 169 Inverness Drive West, Suite 300, Englewood, Colorado 80112.

Board Committees

The charters for the Audit Committee, the Compensation Committee, and the SSG Committee are available on our website at http://ir.csgi.com/documents.cfm. The charter of the recently created Cybersecurity Committee will be included on our website when available. All of the members of the Board’s committees are independent.

BOARD COMMITTEES
Director	Audit Committee	Compensation Committee	Cybersecurity Committee	Sustainability, Social Responsibility, and Governance Committee
Rachel Barger
David Barnes	C
Gregory Conley
Ronald Cooper
Marwan Fawaz				C
Rajan Naik
Brian Shepherd
Haiyan Song
Silvio Tavares		C
Tse Li “Lily” Yang
C	Chair	Member	Audit Committee Financial Expert

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Audit Committee

Number of Meetings in 2023: 8

The Audit Committee’s primary purposes are to oversee our accounting and financial reporting processes, the audits of our financial statements, and our risk and compliance management programs. All members of the Audit Committee satisfy all Nasdaq and SEC requirements applicable to audit committee members, and all members of the Audit Committee are “independent” as defined by the SEC and Nasdaq rules and regulations. The Board has determined that Mr. Barnes, Mr. Cooper, Mr. Tavares, and Ms. Yang are “audit committee financial experts” as defined by applicable SEC rules.

Compensation Committee

Number of Meetings in 2023: 5

The Compensation Committee’s primary purposes are to review and recommend management compensation and benefit policies, and evaluate the performance of and recommend the compensation of our executive officers. In addition, the Compensation Committee has independent authority to administer and grant equity awards under our equity plans and annual performance bonuses for executive officers, other than the CEO. The Compensation Committee is also responsible for ongoing oversight and evaluation of our compensation policies and practices for employees generally as they relate to risk management. The Compensation Committee may delegate any of its responsibilities to a subcommittee or the Chair of the Compensation Committee. The Compensation Committee may also delegate to one or more of our officers the authority to grant awards to non-executive officers and employees under our equity compensation plans. Since 2022, the Compensation Committee has delegated to the CEO the authority to grant equity awards to non-executive officers and other employees.

All members of the Compensation Committee satisfy all Nasdaq and SEC requirements applicable to compensation committee members, and all members of the Compensation Committee are “independent” as defined by the SEC and Nasdaq rules and regulations.

Determining Executive Officer Compensation and Use of Independent Executive Compensation Consultants

To assist the Compensation Committee with its responsibilities, the Compensation Committee retains an independent executive compensation consultant, consults with our CEO (other than with respect to compensation decisions for the CEO) and our Chief Experience Officer, and draws upon the extensive business experience of its members. The Compensation Committee directs the independent executive compensation consultant to prepare a comprehensive formal assessment of the competitiveness of our executive officer compensation program, including a comparison of the principal components of our program (base salaries, performance bonuses, and equity awards) and other compensation program elements with those of a peer group of other public companies as well as industry practices. The Compensation Committee considers this assessment and other data provided by the independent executive compensation consultant in arriving at its decisions or recommendations to the Board with respect to base salaries, performance bonuses, long-term incentives, and other compensation program elements for our executive officers. For additional information about our executive compensation program, processes, and procedures, see Compensation Discussion and Analysis.

The Compensation Committee periodically evaluates the qualifications of its independent executive compensation consultant. During 2023, Semler Brossy, a national compensation consulting firm, provided executive compensation guidance to the Compensation Committee. Semler Brossy reported directly to the Compensation Committee Chair, and also coordinated with management for data collection and other work streams as directed by the Committee. Semler Brossy did not provide any other services to us in 2023.

During 2023, the Compensation Committee requested information from Semler Brossy, our executives, and our Board members in order to assess the independence of both of the Compensation Committee’s executive compensation consultant and to determine whether their work raised any conflict of interest. Based on the information provided, the Compensation Committee determined that Semler Brossy was independent and that its work did not raise conflicts of interest.

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Risks Related to Compensation Policies and Practices for All Employees

The Compensation Committee does not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. A number of the factors considered by the Compensation Committee when it develops executive compensation recommendations have the effect of mitigating risk. Additionally, executive officers and senior management regularly review our employee compensation policies and practices, including the elements of our compensation programs, to determine whether any element or program design encourages excessive risk-taking.

For more information about the factors we consider that reduce the likelihood of excessive risk-taking, see Risk and Compliance Oversight and Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of CSG, and no executive officer of CSG has served on the compensation committee (or its equivalent) or board of any company that employed any member of our Compensation Committee or Board during fiscal year 2023.

Sustainability, Social Responsibility, and Governance Committee

Number of Meetings in 2023: 5

The SSG Committee’s primary purposes are to identify individuals qualified to become Board members, recommend to the Board nominees for election as directors, recommend directors for appointment to Board committees, evaluate the Board’s performance in conjunction with the formal and structured annual Board evaluation process, review and recommend the compensation of our directors, including awarding of equity to our non-employee directors, review CEO succession planning, oversee and support company commitments to environmental, social, and governance (“ESG”) and other public policy initiatives as they pertain to business objectives and long-term strategy, and develop and recommend for Board approval our Corporate Governance Guidelines and Code of Ethics and Business Conduct.

All members of the SSG Committee are “independent” as defined by the SEC and Nasdaq rules and regulations.

Cybersecurity Committee

Established in February 2024

The Cybersecurity Committee’s primary purpose is to provide oversight, guidance, and recommendations to the Board on cybersecurity matters, including data responsibility objectives, strategies, capabilities, initiatives, and risk assessment and mitigation protocols for the Company. The members of this Committee have specific cybersecurity experience. Prior to February 2024, the Board managed cybersecurity matters through the Audit Committee and a Cybersecurity Subcommittee.

All members of the Cybersecurity Committee are “independent” as defined by the SEC and Nasdaq rules and regulations.

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Director Attendance at Meetings

During 2023, the Board held 8 meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and of the committees on which they served. In addition, during 2023, the Board held 4 executive sessions during which only independent directors were present. The Board expects to continue to conduct executive sessions limited to non-employee directors only, at least twice a year. Our non-employee directors may schedule additional executive sessions at their discretion.

Historically, most shareholders vote by proxy. Accordingly, directors are not required to attend our annual meetings. We expect, but do not require, employee directors to attend if their schedules permit, and non-employee directors are welcome to attend if they wish. All of our nominated directors and continuing directors attended our 2023 Annual Meeting. The Board scheduled the Annual Meeting to coincide with a regular quarterly meeting of the Board so that all members could more easily attend the Annual Meeting.

Communications with the Board

We invite shareholders or any other interested party to send written communications to the Board or to individual Board members. Please send your letter in care of the Secretary of the Company at the address of our principal offices as shown on the first page of this proxy statement or via email to our Investor Relations Department at john.rea@csgi.com. Any letter that relates to accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit Committee. All other appropriate letters will be forwarded to the entire Board or to the individual Board member(s) to whom they are addressed. If a letter relates to publicly available information about the Company or our stock, the Secretary will respond to the writer directly. If a letter is primarily commercial in nature or, in the Secretary’s opinion, relates to an improper or irrelevant topic, the Secretary will make a record of it, but will not transmit the communication to the Board.

Other Board Information

There are no family relationships between any of our directors or executive officers. There are no arrangements between any director, nominee, or executive officer of the Company and any other person pursuant to which such director, nominee, or executive officer was selected for such position. There are no material legal proceedings pending where any of our directors, officers, affiliates, or shareholders of more than 5% of our stock (or any associates of any of the foregoing) is a party adverse to the Company.

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Human Capital Management

The Power of Our People

We are a people-first, culture-first company. We believe our culture and our people are competitive differentiators in the marketplace. Our people drive our innovation, deliver value to our customers, and create a positive impact on society. Our mission statement —“By channeling the power of all, we make ordinary employee and customer experiences extraordinary” — reinforces the importance of inclusion and collaboration in driving great outcomes.

We empower our employees to shape their own career paths, learn new skills, collaborate with diverse teams, and contribute to the communities in which they work. We also foster a sense of belonging, well-being, and prosperity for our employees. To achieve this, we invest in several initiatives that support our employees’ growth and development, as well as their engagement and satisfaction.

These include:

1.	Building a diverse talent pipeline
2.	Delivering a flexible first approach to work
3.	Fostering a culture of learning and growth
4.	Recognizing and rewarding our employees
5.	Supporting employee well-being
6.	Empowering our Employee Belonging Groups

Read more details about each area under the Our Employee Experience section.

Note: The following statistics are as of December 31, 2023.

Team CSG At-A-Glance

6,000+
EMPLOYEES GLOBALLY

7 YEARS
AVERAGE TENURE

Employee Headcount by Region

45% Asia-Pacific
38% North America
10% Europe, Middle East and Africa
7% South and Central America

Females in Global Leadership[(1)]

27%

People of Color in U.S. Leadership[(1)]

24%

(1) at or above the Executive Director level

U.S. Race and Ethnicity Breakdown

People of Color comprise approximately 26% of our U.S.-based employees.

1%
<1%
7%
12%
6%
Asian
Black or African American
Hispanic or Latinx
Two or More Races
Other

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Employer of Choice

We strive to be the employer of choice for those who want to envision, invent, and create a more future-ready company, community, industry, and world. We are proud of the recognition and certifications we received from Great Place to Work® India — Best Companies to Work For, Best Workplaces for Women, and Best Workplaces for IT and IT-BPM. Our overall trust index scores increased from those in 2022, especially in the areas of caring, impartiality, integrity, and competence of managers in leading teams — a testament to CSG consistently raising the bar to elevate our culture and create a positive impact.

How We Lead

Our Commitment Starts at the Top

Leading with authenticity, transparency, and integrity is key to our success in shaping a better, more future-ready world. Our Board and executive leadership team work together to create an environment based on these principles. Our leadership team demonstrates their commitment to diversity, equity, and inclusion by tying a portion of their short-term incentive bonus directly to our progress on diversity, equity, and inclusion efforts over time.

Guiding Principles

At CSG, how we do things is just as important as what we do. Our Guiding Principles are based on a foundation of core values focusing on integrity, inspiration, and impact. Every coaching conversation, talent assessment, and succession planning session includes an evaluation of strengths and opportunities regarding how each employee models our Guiding Principles. Our performance management process includes achievement of goals (what) and demonstration of the Guiding Principles (how) — with each given equal importance.

CSG’s Keystones of Leadership

Leadership at CSG is multi-dimensional and focused on the concepts of “Leading Self, Leading the Team, and Leading the Business.” We believe strong leaders are first and foremost self-aware and purposeful in their own continuous improvement and growth — personally and professionally. Our leaders are expected to demonstrate the core values reflected in our Guiding Principles and to demonstrate our 5 Keystones of CSG Leadership.

Listening to Employee Feedback

We know that our success as a company requires open, transparent dialogue with our employees. Our annual Engagement and Belonging Survey gives the entire organization an opportunity to provide feedback on topics that matter and for leaders to thoughtfully respond. Our 2023 survey showed positive trends in employee sentiment around innovation, receiving feedback, belonging, the manager/employee relationship, and work-life balance — topics that help employees perform at their best. Once again, our culture was called out as one of CSG’s biggest strengths in the global employee survey.

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Our Employee Experience

Building a Diverse Talent Pipeline

Building a diverse talent pipeline is one of our strategic priorities as we aspire to be the employer of choice for growth-minded individuals around the world. We’ve created opportunities for mentoring, coaching, sponsorship, and targeted development programs, such as our Emerging Leaders Program, Employee Belonging Groups (“EBGs”) and the Engage Mentorship Program. Our commitment to creating a culture of inclusion and belonging has shown progress, but we constantly strive for improvement. Over the past several years we have:

■	Invested in our Emerging Leaders Program, targeting diverse managers and senior manager employees, both financially and with growth and development programs. To date, we have seen higher-than-average promotion rates and lower turnover within this group.
■	Continued to grow critical partnerships, such as Blacks in Technology (BIT) and for the second year in a row, hosted a session at their annual technology conference BITCON.
■	Launched the Girls in Tech Scholarship in Indonesia, providing support for twelve young women passionate about technology to participate in a 3-month Bootcamp focused on Full Stack Development and QA Automation, followed by a 3-month internship at CSG.
■	Upskilled the global recruiting team through Inclusive Hiring Masterclass sessions, which assessed the recruitment lifecycle through an inclusive lens and developed an Inclusive Hiring Playbook available to all hiring managers.
■	Hosted “Fostering a Disability-Inclusive Workplace” an interactive session in partnership with GiftAbled and our Disabilities EBG for 50+ hiring managers in India to increase accessibility and disability inclusion from hiring to development.
■	Reinforced equitable pay practices through audits, manager and employee education on fair pay practices including unconscious bias in pay decisions, transparency in our compensation philosophy and awards, and intentional design of our hiring, promotion, and compensation decisions.

While we are proud of our progress, we know there will always be room to continuously improve on these critically important areas that will lead to a stronger, healthier, and faster-growing CSG.

Delivering a Flexible First Approach to Work

Our flexible first approach is a key differentiator that allows us to attract and retain top talent in the competitive global marketplace. It allows our employees to work from anywhere, anytime, and any way they want. As a global company, flexible first is not only a benefit, but more important, a mindset that fosters trust, autonomy, and collaboration across teams and geographies in which we operate.

To support our flexible first culture, we provide:

■	Employees with more choice and empowerment over their work arrangements, whether they prefer to work remotely, in the office, or in a hybrid model
■	A suite of tools and resources to help employees optimize their productivity, well-being, and engagement in a flexible work environment, such as online learning courses through our Degreed learning platform, wellness programs, and virtual events
■	A global network of coworking spaces that employees can access when they and/or their teams need to collaborate and innovate together in person

Even with our flexible first approach, we encourage relevant teams to work onsite to collaborate and co-create with our customers and their teams to strengthen and deepen our relationships – ensuring we deliver even greater value to our global customers.

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Fostering a Culture of Learning and Growth

We believe that learning and growth are essential for our employees to achieve their full potential and contribute to our business success. That is why we offer a variety of learning opportunities, both formal and informal, to help our employees develop new skills, expand their knowledge, and advance their careers.

Some of the learning opportunities we provide include:

■	Leadership programs personalized by role, including frontline managers, emerging leaders, and directors and above
■	Talent assessment and calibration process for all managers and above, identifying strengths and areas for improvement, and creating personalized development plans
■	Succession planning for the executive and senior leadership teams and their direct reports, as well as critical talent, to prepare them for future roles and ensure continuity of leadership
■	A new Emerging Leaders Program to recognize and reward high-potential talent with equity awards, coaching, and participation in relevant learning programs
■	An internal talent marketplace that enables employee career growth by making career opportunities visible and promoting personalized, relevant roles
■	An enhanced onboarding and orientation programs to connect new hires to our community and culture, reducing our voluntary turnover by half, especially among employees with less than one year of tenure
■	Online courses, webinars, podcasts, and other resources, to support self-directed learning on various topics and domains through our Degreed platform

We also know that a continued focus on career mobility, learning opportunities, and employee engagement are key drivers of our employee experience and, in turn, our business success. Along with formal learning programs, we encourage our employees to take ownership of their learning and growth. Seeking feedback and guidance from their managers and peers is part of this process.

Recognizing and Rewarding Our Employees

Our total rewards package combines market-competitive pay and benefits for all our employees. This includes our base pay, short- and long-term incentives, and competitive health and welfare benefits, including paid parental leave, two paid days of volunteer time, paid time off, paid holiday time, and retirement benefits.

Through our intentional performance management assessment and leadership development programs, we’ve improved manager feedback and coaching scores, as well as differentiating and rewarding employees based on both performance and behavior.

We make significant annual grants of discretionary equity awards (long-term incentives) in the form of restricted stock or restricted stock units to employees and our executive leadership. This aligns our employees and leaders with shareholders as we all strive to create greater shareholder value, while also enabling CSGers to share in our company’s success and the value we create together.

Employee recognition is a foundational aspect of everyday life at CSG, helping us bring our teams together to celebrate big wins and everyday moments. Over the years, CSG has created an environment that encourages moments of thanks through formal and informal programs.

Our formal recognition program provides opportunities for employees to recognize their peers and teams as well as nominate the best of the best for our quarterly and annual awards. With over 4,500 recognitions given in 2023, our program rewards those who bring our purpose to life — making employee and/or customer experiences extraordinary. While the formal recognition program is companywide, we also encourage our regional and functional leaders to create programs that are meaningful to their teams.

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Supporting Employee Well-Being

We believe that prioritizing employee well-being is not only a responsibility but also a business imperative. When our employees are healthy and happy, they are more productive, creative, and engaged. They also deliver better outcomes for our customers and shareholders. That’s why we offer a range of programs and initiatives that support our employees in achieving a healthy integration and balance of work and life.

We provide regular well-being sessions, led by experts, designed to empower our employees with knowledge and practical ways to support and promote their well-being. We offer global employee sessions during World Mental Health Day and Mental Health Awareness Month. While we have placed a big emphasis on mental health, we also focus on physical well-being sessions and on community well-being.

CSG recognizes the profound impact that mental health has on the well-being and productivity of our employees. Through an open dialogue, accessible resources, and a culture of empathy, we are dedicated to ensuring our employees have the resources they need. Some of the mental health resources we offer include:

■	A global Employee Assistance Program (EAP) that provides free, confidential, and professional mental health resources, substance abuse support, and assistance for financial challenges and stress management. The EAP is available 24/7, 365 days a year, for our employees and their eligible dependents.
■	Expanded access to and affordability of mental health care services through our medical plan coverage. CSG health plans cover out-of-network mental health office visits at the in-network level to increase provider access. Virtual mental health care visits are covered at no cost to employees.
■	Our Mental Health Employee Belonging Group provides resources, education, support, and a community to its members.

The data also tells us that volunteering boosts overall mental health. In 2023, we incorporated volunteer opportunities throughout the year such as:

■	Mental Health Awareness Month: Employees volunteered with other colleagues in their community
■	Earth Day: Partnership with EarthDay.ORG to provide employees with volunteer opportunities as part of the Great Global Cleanup
■	World Mental Health Day: Employees were encouraged to volunteer and share their story

In addition, we offer competitive and market-aligned benefits in each country where we have employees. These benefits include medical, dental, and vision coverage, as well as preventive care, family benefits, parental leave, and mental health coverage. We also provide access to telehealth services.

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Empowering Our Employee Belonging Groups

An important and highly visible way that we foster a culture of inclusion and belonging at CSG is through our EBGs. These are voluntary, employee-led groups that share a common identity, interest, or cause. They provide opportunities for personal and professional development, networking, mentoring, community involvement, and advocacy. But most importantly, these groups shape the actions we take as a company.

CSG’s EBGs have grown from six to eight total groups in 2023 with the addition of Caregivers and Mental Health EBGs launched later in the year. Our EBGs focused on growing their global membership with groups like Women Engaged in Leadership Exploration and Development (WE LEaD) and the Black Culture Collective starting regional chapters to address the unique culture, nuance, and opportunities for connection in countries around the world. Highlights from 2023 include:

■	WE LEaD, CSG’s longest-standing EBG, now includes five chapters reflecting all global regions. This year, WE LEaD hosted their first Global Women’s Symposium from India where WE LEaD members had the opportunity to hear from female executive leaders and CSG Board members about their leadership journeys.
■	PRIDE@CSG members hosted global conversations attended by hundreds of CSGers in June in honor of Pride month including, “Illuminating the LGBTQIA+ Path in India” and “Life Through Trans Eyes” expanding the conversations around gender identity, LGBTQIA+ inclusion, and allyship.
■	Disabilities EBG leaders collaborated with the Talent Acquisition team to develop a disability inclusion and accessibility workshop for leaders in India and partnered to simplify the accommodations process for both candidates and employees. In December, Brian Shepherd, our CEO, joined Disability:IN’s network of CEOs committed to fostering disability inclusion and benchmarking their efforts with the Disability Equality Index.
■	The Mental Health EBG has sponsored 20+ members across five countries to become certified Mental Health First Aiders to help promote and support mental health and wellness education. This initial group of participants will provide training to others, as the EBG aspires to expand their network of First Aiders across all regions.

We encourage all CSGers to join or start an EBG that resonates with them. By participating in EBGs, employees can enhance their sense of belonging, expand their network, develop new skills, and contribute to CSG’s success. Our EBGs are open to all employees, regardless of their background, role, or location. Nearly 20% of CSG’s employees are members of one or more EBGs.

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ESG Practice

CSG believes that diverse companies perform better and that operating responsibly and sustainably is in the best interest of our shareholders, customers, employees, and their surrounding communities. The Company is committed to strong corporate governance policies and management of ESG practices that focus on employees and culture, social responsibility, and environmental stewardship. Assessing and managing climate, social, and governance-related risks and opportunities is led by CSG’s Executive Director of Global Sustainability & ESG Reporting. Management of diversity, equity, and inclusion risks and opportunities is led by the Executive Director of Global Inclusion and Impact.

These matters are overseen by CSG’s ESG Executive Oversight Group, which is comprised of leaders and subject matter experts from key functional areas across the company. Among other ESG matters, this team oversees business operations and continuity plans with respect to significant business risks that may occur because of climate-related weather events.

We recently published our second annual Global Impact Report to highlight CSG’s commitment to a purpose-driven culture. In 2023, CSG received our second consecutive “Prime” ESG rating from Institutional Shareholder Services (“ISS”), maintained our AA rating with MSCI and significantly improved our rating with Sustainalytics and are now in the top 10% of our peer group from an ESG rating perspective. Further, we released our second annual Sustainability Accounting Standards Board (“SASB”) report in 2023 and issued our second annual Task Force on Climate-Related Financial Disclosures (“TCFD”) report in early 2024. Information contained on, or accessible through, these links is not part of, or incorporated by reference in, this proxy statement.

Environmental

CSG recognizes that it has a responsibility to the environment beyond legal and regulatory requirements. We are committed to reducing our environmental impact as part of our ongoing business strategy and operating methods, and working towards establishing specific goals that align with the Greenhouse Gas (“GHG”) Protocol and are consistent with the Science Based Targets initiative. The Science Based Targets initiative drives ambitious climate action in the private sector by enabling organizations to set science-based emissions reduction targets. In 2023, we made a public pledge to be carbon neutral in Scope 1 and Scope 2 greenhouse gas emissions by 2035.

We are also continuing to reduce the consumption of water, electricity, and gas through improved processes and upgrades. We strive to reduce the quantity of non-hazardous materials sent to landfills by increasing reuse and recycling opportunities. We are committed to complying with and achieving all relevant domestic and international regulatory requirements, continually improving, and monitoring environmental performance, incorporating environmental factors into business decisions, and increasing employee awareness and training.

With employees in over 20 countries and serving customers in approximately 115 countries, environmental stewardship is a vitally important focus area. We seek to work with partners that are committed to reducing and recycling waste, investing in renewable energy, and responsible sourcing to create a more sustainable future. Reducing global emissions is critical, and in 2023 we made a public pledge to be carbon neutral in Scope 1 and Scope 2 greenhouse gas emissions by 2035. We have already begun tracking our carbon footprint and we have established a baseline to drive improvement in our environmental performance as part of our ongoing business strategy and operating methods.

Social Responsibility

Diversity, Equity & Inclusion (“DEI”)

At CSG, we envision a culture of connectedness, where people are celebrated for who they are, rewarded for their unique contributions, and are empowered to make positive differences in their communities. We know intentional inclusion across dimensions of diversity, including but not limited to, disability, sex, gender identity, age, race, ethnicity, veteran status, and nationality, contributes to better business results.

In 2023, we launched “Workplace DEI in Action” our first mandatory training module for all employees to recognize core terminology and develop practices for building and sustaining an inclusive culture. We also launched a new mentorship program called Engage to identify, accelerate, and retain high-potential diverse talent with direct mentoring from senior leaders. CSG continues to nurture EBGs, including the launch of two new groups, Mental Health and Caregivers, along with a handful of groups expanding to encompass global chapters. The Global DEI Council also expanded to include a regional council in India furthering CSG’s efforts to foster an inclusive environment across the globe.

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Leadership Accountability

The leadership team has demonstrated an unwavering commitment to making sustainable progress to create a globally diverse, equitable, and inclusive CSG. This commitment starts with the Board and their investment in social responsibility, and our CEO, who has been a champion for all CSGers (current and future) to experience a culture where everyone belongs and has an equal opportunity to advance. Our leaders are committed to learning, creating action plans to improve metrics, and using data to measure progress.

We continue to invest time and resources in building more robust data and reporting infrastructure to ensure we can measure progress, identify areas to improve, and allow greater visibility into the employee experience, including diversity and inclusion metrics. The senior leadership team now receives quarterly updates on a variety of metrics including representation, inclusion survey scores, DEI progress, and employee feedback.

Social Impact

We are committed to making a bigger community impact by creating new opportunities and access for underrepresented groups, protecting the environment, and developing technology solutions that foster digital inclusivity. Our commitment starts with our employees actively engaging with their local communities. CSG strives to align most of our social responsibility and impact activity with the United Nations Sustainable Development Goals.

Our social impact efforts focus on these key areas:

Community Impact

We support Community Based Organizations (“CBOs”) that provide communities with the opportunity to participate, thrive, and make a lasting impact across the globe. We continue to expand our partnerships with CBOs like We Make Change and the Women’s Foundation of Colorado and establish new ones with Earthday.org, Blacks In Tech, and Society of Women Engineers. In addition, we continue our commitment to CSG’s Global Day of Action, where we encourage every employee to spend a day of service in their community. CSG Employees are given two full days of Volunteer Time Off per year, which can be used at any time, for any cause. In 2023, CSG employees volunteered with numerous non-profit organizations and logged nearly 13,500 hours of volunteer service to help improve communities across the globe.

We are proud to be a people-first organization. Our leaders and colleagues mobilized the Company to accelerate its community impact work across our global footprint in 2023. With more than 6,000 employees across the globe we are building a future-ready world, through our employees, and in service of the planet. CSG is committed to practicing social responsibility via volunteerism, seeking to give back where we live and work, and helping bridge the digital divide in underserved communities.

Enabling Digital Inclusion

We strive to develop technological solutions that promote social progress and make navigating the digital world easier and more accessible. We also believe that diverse experiences and perspectives help bring out the best ideas, drive innovation, and achieve transformative results to benefit the clients we serve. We are committed to digital inclusivity, doing the right thing for the users of our products, and taking action to improve the accessibility of our digital products and services.

Governance

Our ESG Workgroup is comprised of leaders from key areas across the Company with responsibility for business operations aligned to our ESG focus areas. We continue to incorporate guidance from the SASB, TCFD, and the United Nations Global Compact. As we continue to evolve our ESG practice, we’re committed to sharing progress through our Global Impact Report in 2024 and beyond.

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Proposal 1 — Election of Directors

The Board is divided into three classes with staggered terms. The terms of our Class III Directors will expire at the Annual Meeting.

The Board, upon recommendation of the SSG Committee, has nominated Mr. Shepherd, Mr. Tavares, and Ms. Yang to be elected as Class III Directors at the Annual Meeting. The number of directors to serve on our Board following the Annual Meeting will be ten.

Unless a proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Mr. Shepherd, Mr. Tavares, and Ms. Yang as the Class III Directors to serve until the 2027 annual meeting of shareholders. If a nominee declines or is unable to serve, then the person acting under the proxy may vote for the election of a substitute nominee selected by the Board, if any. We expect that all three nominees will be able to serve, and each of the nominees has consented to serve as a director.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE THREE NOMINEES FOR CLASS III DIRECTOR.

The following information relates to the Board’s nominees for election at the Annual Meeting and to the other directors whose terms of office will continue after the Annual Meeting.

Nominees for Class III Directors

BRIAN SHEPHERD
Age 56 Director since: January 2021

Mr. Shepherd was appointed President, CEO, and Board Member at CSG in January 2021. Prior to his role as Chief Executive Officer, Mr. Shepherd served as Executive Vice President and Group President (2017-2021), where he focused on accelerating the growth and strategic development of the company, and Executive Vice President and President of Global Broadband, Cable and Satellite at CSG (2016-2017).  Prior to joining CSG, Mr. Shepherd held executive roles at TeleTech, Amdocs, DST Innovis, and McKinsey & Company. Mr. Shepherd received an MBA from Harvard Business School and graduated from Wabash College with a BA in Economics.

SKILLS & QUALIFICATIONS:

■  Industry & Innovation: Over 30 years of global business experience in enterprise SaaS and cloud-based technology.

■  Experience: Executive management experience leading profit & loss, sales, go-to-market, services, strategy, corporate development, and marketing. Successfully led the acquisition and integration of over two dozen software, payments, analytics, and consulting companies.

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SILVIO TAVARES
Age 52 Director since: May 2020 Member of Audit and Compensation (Chair) Committees Other public boards CPI Card Group (September 2016 to August 2018)

Mr. Tavares is the President and CEO at VantageScore, a leading credit score modeling and analytics company (since 2021) and an independent board member at Federal Home Loan Bank of San Francisco (since January 2024). Mr. Tavares also serves as Chairman of the Board of Directors at Digital Commerce Alliance (since 2021), a leading global trade association for the digital commerce, payments, and fintech industries, having previously served as President and Chief Executive Officer (2013-2021). Mr. Tavares has served in a variety of senior management roles, including Senior Vice President and Global Head of the Information Products Business Unit at Visa, Inc. (2012-2013) and Senior Vice President and the Head of the Global Information and Analytics Business Unit at First Data Corp. (now part of Fiserv) (2006-2012). Mr. Tavares holds a JD from Boston University School of Law, an MBA from Boston College Carroll School of Management, and a BA in Electrical and Computer Engineering from Tufts University.

SKILLS & QUALIFICATIONS:

■  Industry & Innovation: Over 15 years in the payments industry. Has authored over 15 issued or pending patents in payments, digital commerce, and analytics.

■  Experience: Executive management and Board member experience at several multi-billion-dollar public companies. Strong financial expertise. Capital markets attorney and investment banker.

TSE LI “LILY” YANG
Age 51 Director since: February 2021 Member of Audit Committee

Ms. Yang is the Chief Financial Officer at Strava, Inc (since 2021).  Previously, Ms. Yang was the Chief Accounting Officer at Pinterest, Inc. (2017-2021), where she was instrumental in taking the company from late stage private to public in 2019.  She served as Vice President of Finance and Accounting at Mediviation (2015-2017), where she was tasked with driving strategic growth and expansion before the company was acquired by Pfizer. Ms. Yang worked at Gilead Sciences from 2003 to 2015, finishing her tenure as Vice President and Corporate Controller. Ms. Yang holds a BS in Accounting and Managerial Information Systems from Boston University and is a Certified Public Accountant (inactive).

SKILLS & QUALIFICATIONS:

■  Industry & Innovation: Nearly 30 years of experience in diverse organizations across the technology, healthcare, and other high growth industries.

■  Experience: Strong financial and accounting expertise with leadership experience in regulatory compliance, investment management, mergers and acquisitions, credit, business risk, strategic finance, corporate development, and data science and analytics.

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Class I Directors — Term to Expire in 2025

GREGORY CONLEY
Age 69 Director Since: October 2021 Member of Compensation Committee Other public boards TTEC Holdings (since April 2012)

Mr. Conley has served as a board member at TTEC Holdings (Nasdaq: TTEC) since 2012, where he is the Chair of the Audit Committee, a member of the Compensation Committee, and member of the Security and Technology Committee. Previously, Mr. Conley served as a board member at Travelport (2019 through January 2024). He has served as Chief Executive Officer for many companies, including Aha! Software, Odyssey Group, Verio, and Tanning Technology, where he was also a board member. Prior to these roles, Mr. Conley was the Global General Manager of e-markets and Global General Manager of Travel and Transportation Industries at IBM (1995-2001), General Counsel and Chief Executive Officer at Galileo International (1989-1995), and an attorney at the law firm of Covington & Burling (1984-1989). Mr. Conley holds a JD from Georgetown University and a BS in Electrical Engineering from Purdue University.

SKILLS & QUALIFICATIONS:

■  Industry & Innovation: Over 30 years of experience in technology, software, travel and transportation.

■  Experience: Significant experience as Chief Executive Officer, General Counsel and board member. Strong financial expertise.

RONALD COOPER
Age 67 Director since: November 2006 Chair of the Board since: May 2022 Member of Audit Committee

Mr. Cooper most recently served as President and Chief Executive Officer at Clear Channel Outdoor Americas, Inc., an outdoor advertising company, from 2009 through 2012 and Principal at Tufts Consulting LLC from 2006 to 2009. Previously, Mr. Cooper was President and Chief Operating Officer at Adelphia Communications (2003-2006) and served in executive officer roles at AT&T Broadband, RELERA Data Centers & Solutions, MediaOne, and its predecessor, Continental Cablevision, Inc. He served in various board and committee member roles at National Cable Television Association, California Cable & Telecommunications Association, Cable Television Association for Marketing, New England Cable Television Association, and Outdoor Advertising Association of America. Mr. Cooper holds a BA from Wesleyan University.

SKILLS & QUALIFICATIONS:

■  Industry & Innovation: Nearly 25 years of experience in cable and telecommunications and non-profit organizations.

■  Experience: Significant experience in operational finance, risk assessment and mitigation, capital planning, mergers and acquisitions, and strategic finance.

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MARWAN FAWAZ
Age 61 Director since: March 2016 Member of SSG Committee (Chair) Other public boards NRG Energy (since November 2023), Synacor, Inc. (March 2012- January 2021)

Mr. Fawaz is a board member at NRG Energy (NYSE:NRG), having been appointed in November 2023. He was previously an Executive Advisor at Google and Alphabet Inc. (2019-2022) and Chief Executive Officer at Nest Labs Inc. (2016-2019). Additionally, Mr. Fawaz was Executive Vice President and Chief Executive Officer at Google/Motorola Home (2012-2013), Executive Vice President of Strategy and Operations and Chief Technology Officer at Charter Communications (2006-2011), and Senior Vice President and Chief Technology Officer at Adelphia Communications (2003-2006). Previously, he served in executive leadership roles within the telecommunications industry, such as Vice President Engineering and Operations at MediaOne and as Founder and Principal of Sarepta Advisors. He holds an MS in Electrical and Communication Engineering and a BS in Electrical Engineering from California State University at Long Beach.

SKILLS & QUALIFICATIONS:

■  Industry & Innovation: More than 30 years of experience in media, cable, telecommunications, and broadband. Comprehensive understanding of the business practices and technology used by CSG’s largest customers.

■  Experience: Served in multiple senior executive roles, with an emphasis on strategy, operations, and technology. Significant experience serving as a director of another public company and as an advisory board member to several large, global companies.

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Class II Directors — Term to Expire in 2026

RACHEL BARGER
Age 46 Director Since: August 2022 Member of SSG Committee

Ms. Barger is currently serving as Senior Vice President, Americas Sales at Cisco Systems, Inc (since 2022).  Previously, she served as Senior Vice President, Global Enterprise Sales at Cisco (2020-2022), and as President and Managing Director Southeast Asia (2020), Chief Operating Officer Asia Pacific Japan (2018-2020), and Regional Vice President of Sales (2016-2018) at SAP. She was General Manager, EMEA Region and Vice President of Global Strategic Accounts at Lithium Technologies (2014-2016) and held various senior positions at SAP Ariba (2004-2013). Ms. Barger earned an MBA from the Australian Graduate School of Management (UNSW) and a BS in Chemical Engineering from the University of Delaware. She is the Global Sponsor for Women of Cisco and executive sponsor for Cisco’s PRIDE Employee Resources Organization (ERO).

SKILLS & QUALIFICATIONS:

■  Industry & Innovation: Over 20 years of experience in technology, mining, oil & gas, communications, manufacturing, and retail.

■  Experience: Global general management experience in sales, marketing, ecosystem, channel and partner management, customer success and adoption, software implementation, and business consulting. Experience in enterprise resource planning, digital customer engagement, enterprise networking, cybersecurity, and collaboration technologies.

DAVID BARNES
Age 62 Director since: February 2014 Member of Audit Committee (Chair)

Mr. Barnes is currently serving as Chief Financial Officer of Trimble Inc., a position he assumed in January 2020. Trimble Inc. recently announced Mr. Barnes’ retirement from the company, which is expected to occur in May 2024. Previously, he served as Executive Vice President, Global Operations at Stantec Inc., a publicly traded global provider of engineering, consulting, and construction services (2016-2018), Executive Vice President and Chief Financial Officer at MWH Global Inc., an employee-owned engineering and construction firm acquired by Stantec Inc. (2009-2016), and Executive Vice President at Western Union Financial Services from 2006 to 2008. Additionally, Mr. Barnes was Chief Financial Officer at Radio Shack Corporation (2004-2006) and Vice President, Treasurer, and U.S. Chief Financial Officer at Coors Brewing Company from 1999 to 2004. Mr. Barnes holds an MBA from the University of Chicago and a BA from Yale University.

SKILLS & QUALIFICATIONS:

■  Industry & Innovation: Global and domestic experience in both emerging and mature markets, specifically construction, engineering, and finance.

■  Experience: Significant experience in strategic planning, business development, finance, and public company governance. Extensive experience in driving shareholder value in a variety of complex international businesses.

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RAJAN NAIK
Age 52 Director since: August 2018 Member of SSG Committee Other public boards Evolv Technologies (since November 2023), Sonim Technologies (February 2018 to February 2019)

Dr. Naik is currently serving as Chief Strategy Officer at Motorola Solutions, Inc. (since 2016) and a board member at Evolv Technology (Nasdaq:EVLV) (since 2023). Prior to joining Motorola Solutions, Dr. Naik held the role of Senior Vice President, Chief Strategy Officer at Advanced Micro Devices, a provider of high-performance computing, graphics, and visualization technologies from 2012-2015. From 2000 to 2012, Dr. Naik was a Partner at McKinsey & Company in the technology/media/telecom practice. Dr. Naik holds a BS in Engineering from Cornell University and a PhD in Engineering from the Massachusetts Institute of Technology.

SKILLS & QUALIFICATIONS:

■  Industry & Innovation: Broad experience in technology, from semiconductors to enterprise software and hardware.

■  Experience: Extensive corporate strategy experience in mergers and acquisitions (40+ acquisitions) and corporate venture capital at Fortune 500 enterprises. Led multiple enterprise transformations in sales effectiveness, supply chain and product development.

HAIYAN SONG
Age 58 Director since: January 2020 Member of Compensation and SSG Committees

Ms. Song is an Executive Vice President and General Manager of CloudOps Business at NetApp, a global, intelligent data infrastructure company, having been appointed in April 2023. Prior to that, she served as Executive Vice President and General Manager, Security & Distributed Cloud at F5 Networks (2021-2023) and as Senior Vice President and General Manager of Security Markets at Splunk, Inc. (2014- 2020). She held engineering and general manager roles within Hewlett Packard’s ArcSight Business Unit from 2010 to 2014. Ms. Song was Vice President of Engineering & Product at ArcSight for five years and joined Hewlett Packard when it acquired ArcSight in 2010. Ms. Song holds an MS and a BS in Computer Science from Florida Atlantic University. She also studied at Tsinghua University in China and completed the Stanford University Graduate School of Business Executive Program in General Management in 2012.

SKILLS & QUALIFICATIONS:

■  Industry & Innovation: Nearly 30 years of experience in enterprise software, SaaS, and cybersecurity, with focus on the APAC region.

■  Experience: Has incubated, grown, and secured market share leadership for new businesses, including building the security business at Splunk, Inc. and scaling annual revenue to over $1 billion. Named one of the Most Powerful Women in Tech by National Diversity Council (2016).

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Beneficial Ownership of Common Stock

Principal Shareholders

The table below sets forth each shareholder known by us to own beneficially more than 5% of our outstanding common stock as of February 29, 2024.

Percentage ownership calculations for beneficial ownership are based on 29,363,471 shares outstanding at the close of business on February 29, 2024.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	5,087,456(1)	17.33%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	3,849,258(2)	13.11%
(1)	Based solely on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 22, 2024, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 5,087,456 shares, with shared voting and dispositive power as to zero shares, sole voting power as to 5,461,065 shares, and sole dispositive power as to 5,087,456 shares.
(2)	Based solely on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, by reason of advisory and other relationships with persons who own shares of our common stock, Vanguard may be deemed to be the beneficial owner of a total of 3,849,258 shares, with shared voting power as to 57,783 shares, shared dispositive power as to 91,064 shares, sole voting power as to zero shares, and sole dispositive power as to 3,758,194 shares.

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Directors and Executive Officers

The following table sets forth, to our knowledge, the beneficial ownership of common stock held by each director and NEO of the Company (each of whom is included in the 2023 Summary Compensation Table), individually, and by all directors and other executive officers of the Company as a group, in each case, as of February 29, 2024.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of common stock issuable upon vesting or exercise of equity awards within 60 days of February 29, 2024. The information is not necessarily indicative of beneficial ownership for any other purpose. Percentage ownership calculations for beneficial ownership are based on 29,363,471 shares outstanding at the close of business on February 29, 2024.

Name	Total Shares of Common Stock Beneficially Owned(1)(2)(3)	Percentage of Common Stock Outstanding
Rachel Barger	6,724	*
David Barnes	32,870	*
Elizabeth Bauer	54,768	*
Rasmani Bhattacharya	24,286	*
Gregory Conley	6,984	*
Ronald Cooper	45,838	*
Marwan Fawaz	27,070	*
Kenneth Kennedy	125,391	*
Rajan Naik	21,070	*
Brian Shepherd	388,449	1.32%
Haiyan Song	14,752	*
Silvio Tavares	14,752	*
Hai Tran	59,302	*
Tse Li “Lily” Yang	10,656	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (18 PERSONS)	894,223	3.05%
*	Less than 1% of the outstanding common stock.
(1)	All of the shares reflected are shares of common stock and all persons listed have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.
(2)	Includes restricted shares of common stock administered under the Amended and Restated 2005 Stock Incentive Plan of the Company, which have not vested and are itemized in the table below. Each holder of restricted shares may vote such shares but may not sell, transfer, or encumber such shares until they vest in accordance with the applicable restricted stock award agreement.
(3)	Share ownership for Mr. Kennedy is based on his last Form 4 dated October 10, 2023.

Name	Number of Restricted Shares That Have Not Vested as of February 29, 2024
Rachel Barger	6,724
David Barnes	4,060
Elizabeth Bauer	30,974
Rasmani Bhattacharya	20,853
Gregory Conley	4,060
Ronald Cooper	4,060
Marwan Fawaz	4,060
Kenneth Kennedy	25,199
Rajan Naik	4,060
Brian Shepherd	207,000
Haiyan Song	4,060
Silvio Tavares	4,060
Hai Tran	52,586
Tse Li “Lily” Yang	4,060
TOTAL (18 PERSONS AS A GROUP)	422,808

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Compensation of Directors

After consultation with the Compensation Committee’s independent executive compensation consultant, including an analysis of peer and market practices, the Board sets the director compensation program to align with similar companies in our industry. Periodically, our Board of Directors reviews the competitiveness of our compensation program for non-employee directors.

Based on such analysis, supported by the Compensation Committee’s independent executive compensation consultant, the SSG Committee approved two changes to the director compensation program in 2023. The additional annual retainer cash compensation for the Chair of the Board increased from $50,000 to $75,000, and the annual equity compensation for all non-employee directors increased from $175,000 to $200,000.

Our non-employee director compensation program consists of the following:

Cash Compensation(1)
Annual retainer for non-employee director service(2)	$75,000
Additional annual retainer for Chair of the Board	$75,000
Additional annual retainer for committee member service(3)	$7,500
Additional annual retainer for committee chair service:
Audit Committee	$16,000
Compensation Committee	$16,000
Sustainability, Social Responsibility, and Governance Committee	$10,000
Equity Compensation(4)
Annual equity	$200,000
(1)	Cash retainers are paid in advance in quarterly installments, subject to such non-employee director’s continued service on the Board.
(2)	A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Shepherd is the only current officer or employee of the Company who serves as a director, and he does not currently serve on any Board committee.
(3)	Each non-employee director who serves as a committee member is entitled to only one committee member retainer irrespective of the number of committees on which such non-employee director serves.
(4)	Each non-employee director receives an annual equity grant in the form of restricted stock awards as determined by the Compensation Committee, which vests on the day immediately preceding the first annual general meeting of the Company’s shareholders occurring after the award date. Numbers of shares awarded are calculated by dividing the annual equity grant amount by the twenty-day trailing average of our common stock closing share price on Nasdaq (“20-day Trailing Average”), calculated twenty consecutive trading days prior to the Award date.

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2023 Director Compensation

The following table contains information about the compensation of our non-employee directors for 2023. A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Shepherd is the only current officer or employee of the Company who serves as a director. All amounts have been rounded to the nearest dollar and pro-rated for actual time of service on the Board or committees.

Name	Fees Earned	Stock Awards(1)(2)	Total
Rachel Barger	$82,500	$336,200	$418,700
David Barnes	$98,500	$203,000	$301,500
Gregory Conley	$82,500	$203,000	$285,500
Ronald Cooper	$154,167	$203,000	$357,167
Marwan Fawaz	$92,500	$203,000	$295,500
Rajan Naik	$82,500	$203,000	$285,500
Frank Sica(3)	$41,250	$-	$41,250
Haiyan Song	$82,500	$203,000	$285,500
Silvio Tavares	$98,500	$203,000	$301,500
Tse Li “Lily” Yang	$82,500	$203,000	$285,500
(1)	This column reflects the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”). The value reported excludes the impact of estimated forfeitures, if any. Assumptions used to determine these amounts are set forth in Note 13 of our 2023 Form 10-K.
(2)	The aggregate number of restricted stock awards that had not vested as of December 31, 2023, was 4,060 shares for each non-employee director, except for Ms. Barger’s 6,724 prorated shares since her August 30, 2022, Board appointment.
(3)	Mr. Sica’s term ceased on May 17, 2023, and his compensation is prorated for term of services in 2023.

Share Ownership Policy

In April 2022, the Board established a robust share ownership policy for our non-employee directors, CEO, and Executive Vice Presidents, which was updated in February 2024. Those covered by the policy must attain the minimum ownership level within five years of April 1, 2022 (or their date of appointment, whichever is later). Individuals may not sell any shares of CSG stock that they own, including any net shares received upon the exercise of options or vesting of restricted stock or restricted stock units until the ownership requirements are met, subject to a limited number of exceptions.

The Board and management believe that share ownership aligns the interests of the Company’s non-employee directors, CEO, and Executive Vice Presidents with the interests of shareholders, promotes sound corporate governance, and demonstrates a commitment by leadership to the long-term future of the Company. All non-employee directors, the CEO, and Executive Vice Presidents are in compliance with the ownership policy, subject to applicable grace periods and other transfer limitations.

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Below is a summary of the required minimum share ownership levels:

Role	Minimum Ownership Level(1)	Compliance Status as of December 31, 2023
Non-Employee Board Directors	5x annual cash retainer	100%
CEO	6x base salary	100%
Executive Vice Presidents	3x base salary	100%
(1)	Stock value is determined by using a “20-day Trailing Average” ending on the applicable measurement date. Stock ownership for the purpose of compliance with these guidelines includes: shares purchased on the open market, shares obtained through the employee stock purchase plan, shares obtained through stock option exercise (and not thereafter sold), and vested shares of restricted stock or restricted stock units.

Management conducts an annual assessment to determine whether an individual has met the applicable requirements. Failure to comply with the share ownership guidelines will result in consequences to be determined by the Compensation Committee for the CEO and Executive Vice Presidents or the SSG Committee for non-employee directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Section 16 officers (as defined in the applicable regulations), directors, and persons who beneficially own more than 10% of our common stock, to file certain reports of ownership and changes of ownership of our equity securities with the SEC. Officers, directors, and the shareholders who beneficially own more than 10% of such shares are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms filed with the SEC and written representations from certain reporting persons, we believe that all filings required by our officers, directors, and persons who beneficially own more than 10% of our common stock were timely filed for the year ending December 31, 2023.

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Executive Compensation Discussion and Analysis

The Compensation Discussion and Analysis is organized as follows:

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Compensation Discussion and Analysis

This section explains our 2023 executive compensation program as it relates to the following NEOs.

Brian Shepherd President and Chief Executive Officer (“CEO”)	Hai Tran Executive Vice President and Chief Financial Officer (“CFO”)	Elizabeth Bauer Executive Vice President and Chief Experience Officer	Rasmani Bhattacharya Executive Vice President and Chief Legal Officer	Kenneth Kennedy Former Executive Vice President and Chief Operating Officer (“COO”) and President – Revenue Management and Digital Monetization
(1)	Mr. Kennedy served as the Chief Operating Officer and President, Revenue Management and Digital Monetization, until September 10, 2023. Mr. Kennedy provided transition services to the Company through December 31, 2023.

Executive Summary

Company Overview and Business Strategy

CSG is a leader in innovative customer engagement, revenue management, and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset help companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions that drive exceptional customer experiences. Industry leaders in telecom, broadband cable, media, retail, healthcare, financial services, insurance, government, and other industries leverage the power of our technology to compete and win in the digital age.

Our 6,000-plus employees around the globe have made CSG a trusted technology leader and SaaS platform provider to some of the biggest and most innovative brands around the world.

Our award-winning solutions are built on proven public and private cloud platforms, available out-of-the-box, custom, or through end-to-end managed services. Specifically, our solutions help our customers:

■	Improve customer engagement and reduce churn;
■	Reduce operating expenses and run their businesses more efficiently;
■	Grow revenue by quickly launching new digital services; and
■	Enter new markets to compete and win globally.

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Our Overall 2023 Performance

2023 was a record-setting year for CSG, proving the health and resilience of our business. We reported profitable operating results and continued to execute upon our strategic initiatives. Key highlights include the following:

■	Generated $1.169 billion in organic revenue and grew revenue by 7.3% year-over-year, representing our strongest annual organic revenue growth performance in nearly 20 years
■	Increased our profitability, as measured by our operating income margin percentage in 2023
■	Significantly enhanced our non-GAAP free cash flow generation in 2023 as compared to 2022
■	Expanded our leadership position in the North American PayTV and broadband market by continuing to deepen our relationships with these customers and deploy new solutions
■	Completed the migration of approximately 14 million Charter Communications subscribers to CSG’s platforms from a competitor’s product
■	Strengthened our position as a top challenger brand in the wireless and telecommunications revenue management market with many sales wins, including for one of the largest telecommunications service providers in the Caribbean and Latin America and for one of the largest wireless operators in Saudi Arabia
■	Continued our industry diversification efforts by increasing revenue from verticals outside the CSP industry to approximately 28% of our revenue
■	Drove innovation and technology leadership with $143 million of research and development investments to enable a growing list of companies around the world to provide a more personalized customer experience and monetize new digital products and services
■	Returned $152 million to shareholders through a combination of $35 million in quarterly dividend payments and $117 million in common stock repurchases under a stock repurchase program. We also increased our 2023 dividend by 7% from the prior year, representing our 11th consecutive year of increasing our dividend payout

2023 Executive Compensation Highlights

Our executive compensation program consists of multiple elements, including cash base salary, cash annual performance bonus program, and performance-based LTI awards that are earned over multiple years. The structure of our annual performance bonus program for NEOs includes two predetermined performance measures that are objective and quantifiable, with a corresponding minimum and maximum payout range. A significant portion of our NEOs’ pay is tied to performance-based LTI awards based on the achievement of predetermined financial, operational, and market-based performance measures that we believe align the long-term interests of our executives with those of our shareholders.

Highlights of our 2023 Executive Compensation Program include:

■	Strong Say-on-Pay Support. Our 2023 Say-on-Pay proposal was approved by 94.9% of shareholders. Shareholder engagement is a key value and a significant factor in determining our compensation programs, and we are pleased with the positive response from shareholders to enhancements we have made in recent years.
■	DEI Modifier. CSG believes that a commitment to diversity, equity, and inclusion (“DEI”) produces superior shareholder returns over time. To further focus executive action on CSG’s commitment to DEI, starting in 2022, the Company introduced a rigorous DEI compensation modifier that applied to its annual performance bonus in 2023. The modifier could result in an up to +/-10% impact on bonus outcomes based on the Compensation Committee’s assessment of progress on many factors including representation and improvement on belonging scores. The Board approved a 2.5% DEI Modifier for the 2023 annual performance bonuses. This determination was primarily based on the fact that the Company made quantifiable and steady progress in increasing the number of qualified management employees from historically underrepresented groups, including women and people of color at the Executive Director and above level. In addition, we ensure that programs foster development and retention of traditionally underrepresented groups.
■	Pay for Performance Alignment. Our financial performance resulted in a 2023 annual performance bonus achievement at 111.7% of target. Our NEOs earned an overall weighted achievement of 85.5% of target shares for our 2022 performance-based LTI award’s financial objectives. We view these outcomes as indicative of our rigorous goal-setting process.
■	Strengthened Executive Leadership. Starting in September 2023, Mr. Tran assumed additional responsibilities as acting President of Global Telecom and Ms. Bauer assumed additional responsibilities over CSG’s commercial operations. These changes bring experienced leadership with proven success to important areas for CSG to help us win big and innovate even faster.

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Compensation Mix and Pay-for-Performance Compensation Program

As shown below, over half of the total target compensation for our NEOs was based on the achievement of key financial and operational measures under our annual performance bonus program and performance-based LTI awards.

Our NEOs achieved payout of 2023 annual performance bonus and 2022 performance-based stock vesting under our executive compensation program as follows:

■	114.2% of target under the annual performance bonus program for 2023; and
■	85.5% of target shares vest under the 2022 performance-based LTI program.

The direct compensation for our NEOs includes the components described below.

Element(1)	Variability	Purpose	Weighting	FY2023 Terms/Outcomes
Annual Base Salary	Fixed	Provide assured, competitive base compensation that reflects the scope of responsibility, level of authority, and overall duties of the position	10-28%	Four of our NEOs received a salary increase in FY2023 based on improving alignment with market and in recognition of additional responsibilities taken on in 2023
Annual Performance Bonus Program	Performance- Based	Provide an annual bonus opportunity that is tied to predetermined Company performance goals and achievement of individual performance objectives to ensure focus on annual financial and operating results	13-21%	Based on revenue less transaction fees and non-GAAP adjusted operating margin, and subject to a DEI Modifier, in addition to individual performance. Resulted in a 2023 bonus payout equal to 114.2% of target.
Long-Term Incentive Program-Performance- Based awards	Performance- Based	Provide compensation and ownership opportunity based on the achievement of ambitious, multi-year strategic and shareholder goals(1)	31-46%	FY2023 Performance Shares are tied to non-GAAP EPS, revenue, and relative TSR (rTSR) vs. the Russell 2000 Index
Long-Term Incentive Program-Time- Based Awards	Value Tied to Stock Price	Promote long-term retention and alignment with shareholder interests	20-30%	FY2023 Restricted stock vests 33% per year over three years

(1)	Effective for any performance-based equity awards granted in 2022, the Compensation Committee approved the inclusion of a relative TSR performance metric that is measured over a three-year performance period. Other fixed compensation, such as competitive employee benefits, are not viewed as a significant component of our executive compensation program.

For more information, see 2023 Compensation.

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Say-on-Pay Results

Summary of Say-on-Pay and Responsiveness

Shareholder engagement and feedback are key factors and a significant part of our ongoing review of corporate governance and executive compensation practices. We are committed to actively seeking feedback from our shareholders to foster constructive dialogue on our programs and the decision-making process behind them.

In 2023, we received strong Say-on-Pay support, where 94.9% of our shareholders approved our 2023 Say-on-Pay proposal. While we are pleased with the positive response from our shareholders to the enhancements we have made in recent years, we believe ongoing dialogue with our shareholders regarding executive compensation is important. As such, we continue to solicit and consider feedback from our shareholders as part of our regular outreach efforts.

Key Governance and Compensation Practices

We believe that the following governance and compensation practices reinforce our business strategy, culture, and values.

WHAT WE DO	WHAT WE DON’T DO
Majority of executive officer pay is long-term and performance-based	No repricing or replacing of underwater options without shareholder approval
Meaningful share ownership policy	No income tax gross-ups in executive employment agreements
Clawback policy for executive officers	No excessive perquisites or other benefits
Independent executive compensation consultant engaged by the independent Compensation Committee	No dividends or dividend equivalents paid on unvested time-based or performance-based shares
Financial and operational metrics for executive incentive awards support our long-term business strategy	No “single-trigger” change in control vesting of equity awards
Limit post-employment and change in control benefits	No hedging or pledging of the Company’s securities is permitted
Hold annual say-on-pay vote
Actively review, compare, and benchmark peer company compensation practices

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How the Compensation Committee Determines Executive Compensation

The Compensation Committee evaluates and determines the base salary for each of our NEOs, other than the CEO, as well as the performance measures and target levels for the annual performance bonus program and performance-based LTI awards for the current year. The Compensation Committee evaluates and recommends to the Board the base salary, performance measures, and target levels for the annual performance bonus program and performance-based LTI awards for the current year for the CEO.

When making compensation decisions and recommendations, the Compensation Committee considers the following key factors:

■	Competitive peer group and market information and guidance provided by the Compensation Committee’s independent executive compensation consultant
■	Our financial and operational performance compared to the performance targets for our incentive plans
■	Progress on key strategic initiatives
■	Individual performance reviews and compensation recommendations provided by the CEO
■	Compensation Committee and Board evaluations, both formal and informal, of the NEOs, including the CEO

The independent auditing firm KPMG independently reviewed and audited the following: (1) the level of performance attained for our predetermined performance measures; (2) the amount payable under the annual performance bonus program; and (3) the vesting levels for our performance-based LTI awards.

Role of the Independent Executive Compensation Consultant and Management

The Compensation Committee has sole authority and discretion to retain and terminate executive compensation consultants, independent legal counsel, and other advisers to help the committee perform its responsibilities. It also has the sole authority to approve the fees, scope, and other terms of engagement with its executive compensation consultant and other advisers, with full funding provided by the Company. The Compensation Committee is responsible for determining the independence of its executive compensation consultant and other advisers. Management is available on request to assist the consultant by providing historical pay data and perspective on our competitive environment for recruiting managerial talent.

The Compensation Committee has retained Semler Brossy as its independent compensation consultant. In 2023, Semler Brossy attended Compensation Committee meetings, including executive sessions, and provided counsel on various compensation-related matters, including peer group selection, competitive market assessments, and insights into market trends in executive compensation. The Committee assessed the independence of Semler Brossy pursuant to SEC rules and concluded that their work did not raise any conflicts of interest.

Role of Benchmarking in Determining Compensation and Peer Group

How We Use Peer Group Information

To assist the Compensation Committee in establishing 2023 compensation for the NEOs, our executive compensation consultant provided a competitive assessment using peer group compensation information for the primary elements of our NEO compensation packages. Along with our executive compensation consultant, we analyzed and assessed peer group data for roles corresponding to and closely aligned with the roles of our NEOs.

The Compensation Committee recognizes that peer group comparisons may not be perfectly aligned because the responsibilities at peer group companies may not be directly comparable to those of our NEOs with similar or equivalent titles. The Compensation Committee generally considers total direct compensation for an NEO to be competitive if it is near the median of the peer group data.

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Peer Group Used for Benchmarking

The peer group used for compensation benchmarking is created based on analysis and recommendations by our independent executive compensation consultant. The peer group is reviewed annually to ensure its composition and characteristics remain consistent with our objectives. As a result of the 2022 review for the 2023 compensation peer group, the Compensation Committee made changes to the peer group, removing 10 peers as a result of merger and acquisition activity or business fit and adding seven peers, selected based on a combination of business applicability, scale, and impact on peer group size. The 2023 peer group, shown below, includes 18 companies:

2023 COMPENSATION PEER GROUP
■ ACI Worldwide, Inc. ■ Aspen Technology, Inc. ■ Black Knight, Inc. ■ Blackbaud, Inc. ■ Ebix, Inc. ■ EVERTEC, Inc. ■ EVO Payments, Inc. ■ ExlService Holdings, Inc. ■ Green Dot Corporation	■ Manhattan Associates, Inc. ■ Pegasystems Inc. ■ Perficient, Inc. ■ Progress Software Corporation ■ Sabre Corporation ■ TTEC Holdings, Inc. ■ Verint Systems Inc. ■ WEX Inc. ■ ZUORA, Inc.

Peer Group Summary

■

Revenue from $424M to $2.85B FY22

■

CSG Revenue $1.169B FY22

■

55th Percentile Relative to Peers

■

Industry business focus:

■

Application & systems software

■

Data processing & outsourced services

■

Information technology & research consulting

■

Selected for:

■

Comparable size

■

Product

■

Service Offering

■

Customers, and

■

Markets

2023 Compensation

Annual Base Salaries

Base salaries reflect the scope of responsibility, level of authority, and overall duties of the position. For 2023, the Compensation Committee recommended to the Board, and the Board approved, the following base salaries for our NEOs:

NEO	2023 Base Salary(1)	2022 Base Salary	% Increase in Base Salary from 2022
Brian Shepherd	$730,000	$700,000	4.29%
Hai Tran	$500,000	$475,000	5.26%
Elizabeth Bauer	$450,000	$400,000	12.5%
Rasmani Bhattacharya	$425,000	$400,000	6.25%
Kenneth Kennedy	$500,000	$500,000	-

(1)	Base salary amounts were effective as of February 19, 2023.

Based on the review and assessment of peer data and competitive market practices for the duties and responsibilities of each position, the Compensation Committee approved an increase for all of the NEOs, except for Mr. Kennedy.  Ms. Bauer’s increase was in part driven by her assumption of CSG’s People function.

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Annual Performance Bonuses

Annual performance bonuses are awarded under the terms of our Annual Performance Bonus Program and are determined based on the following formula:

NEO Target Bonus Percentage

The Compensation Committee provides competitive performance-based bonus opportunities for the NEOs based on the achievement of annual goals. After considering the competitive compensation information provided by our executive compensation consultant, the 2023 and 2022 target bonus percentages for each NEO were as follows:

NEO	2023 Target Bonus %	2022 Target Bonus %
Brian Shepherd	150%	125%
Hai Tran	75%	75%
Elizabeth Bauer	75%	75%
Rasmani Bhattacharya	75%	75%
Kenneth Kennedy	100%	100%

All NEO target bonus percentages were maintained, except the increase to Mr. Shepherd’s target bonus from 125% to 150% for 2023 based on the Compensation Committee’s review and assessment of peer data and competitive market practices. Mr. Kennedy also maintained his target annual bonus achievement at 100% with 50% based on Company performance and 50% based on achievement of Revenue Management and Digital Monetization (RMDM) performance objectives.

Kenneth Kennedy’s COO Revenue Management and Digital Monetization (RMDM) Performance

Mr. Kennedy’s RMDM performance is based on the following predetermined financial performance measures, excluding the financial impact of any mergers and acquisitions: (i) RMDM Recognized Revenue (25% weighting); (ii) RMDM Sales Bookings (20% weighting); (iii) RMDM Contribution Margin (17.5% weighting); (iv) RMDM Gross Margin (17.5% weighting). The remaining 20% weighting is assigned to various strategic business objectives. Based on actual performance delivered in 2023 against these measures and the outcome of the weighted measure calculation, Mr. Kennedy received a prorated payout of 43.7%, exclusive of the DEI Modifier. Mr. Kennedy’s bonus was prorated through September 10, 2023, which is the last date on which he served as the Chief Operating Officer and President — Revenue Management and Digital Monetization, before providing transition services to the Company through December 31, 2023.

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Company Performance Percentage

The Company performance percentage is based on our performance against two predetermined financial performance goals: revenue less transaction fees and non-GAAP adjusted operating margin percentage. If we achieve the target levels of performance for both measures, the Company performance percentage achieved will be 100%. We must achieve the minimum threshold performance for both measures for the Company performance percentage to exceed zero. If we exceed target levels, the Company performance percentage may reach a maximum of 200%. The following table shows our financial results with respect to the 2023 targets:

	2023 Minimum Threshold	2023 Target (100% Payout)	2023 Results
Revenue less transaction fees (in millions)(1)	$1,014.0	$1,074.0	$1,081.8
Non-GAAP adjusted operating margin percentage(2)	16.5%	16.8%	17.2%

(1)	Revenue less transaction fees is defined as GAAP revenue less transaction fees.
(2)	Non-GAAP adjusted operating margin percentage is calculated by dividing Non-GAAP operating income as a percentage of revenue less transaction fees. Non-GAAP operating income is defined as our GAAP operating income with the following items added back, as applicable: (a) stock-based compensation; (b) restructuring and reorganization charges; (c) executive transition costs; and (d) acquisition-related expenses (e.g., amortization of acquired intangible assets, earn-out compensation, and transaction-related costs).

The Company’s performance percentage achieved for 2023 based on the results in the above table was calculated at 111.7% and was certified by the Compensation Committee in February 2024. The predetermined targets were established by the Compensation Committee in January 2023. The amount is determined by linear extrapolation between the intersection of established weighted percentages based on revenue less transaction fees on the x-axis and non-GAAP adjusted operating margin percentage on the y-axis.

DEI Modifier

The Board approved a 2.5% DEI Modifier for the 2023 annual performance bonuses. This determination was primarily based on the fact that the Company made quantifiable and steady progress in increasing the number of qualified management employees from historically underrepresented groups, including women and people of color at the Executive Director and above level. In addition, we ensure that programs foster development and retention of traditionally underrepresented groups.

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NEO Individual Performance Percentage

The final component of the Annual Performance Bonus Program is an evaluation of each NEO’s individual performance achievement expressed as a percentage, not to exceed 100%. This evaluation is based on the achievement of certain common and unique objectives described below. These non-financial objectives are important to our success and are designed to enhance shareholder value over the long term.

Common Objectives

Each NEO has multiple objectives associated with the stewardship of his or her areas of responsibility. The specific objectives vary by NEO but typically include achieving both near and long-term business objectives and meeting budget expectations.

Unique Objectives

The following are examples of categories of individual objectives based on area of responsibility:

■	Deliver on key development initiatives. The Company has a technology product roadmap that requires significant software development investments aimed at achieving specified feature and functional milestones, and overall, at modernizing our platforms and processes to enhance our market competitiveness.
■	Maintain and expand customer relationships. It is critical to ensure the relationships with our key customers remain strong and expand to ensure contract renewals result in more profitable revenue growth.
■	Contribute to growth initiatives. Implementation of our long-term strategic growth plan is a fundamental objective, including the successful completion and integration of our merger, acquisition, and partnership strategies.
■	Increase cost efficiency. Our NEOs are expected to identify and implement potential cost savings and process efficiencies in identified areas of the Company.
■	Employee development. Succession planning and development of key leaders and employees is an important organization-wide objective, including transitioning identified tasks and functions to new leaders, where applicable.

The Compensation Committee met in February 2024 to consider the 2023 performance of each NEO as compared to his or her respective performance goals. Mr. Shepherd summarized the 2023 performance of the other NEOs and presented information to the Compensation Committee for review. After evaluating each NEO’s performance, the Compensation Committee assigned each NEO an individual performance percentage of 100% for 2023.

Final Bonus Calculation

The following table provides each NEO’s earned 2023 annual performance bonus calculation:

NEO	Base Salary	x	NEO Target Bonus Percentage	x	Company Performance Percentage Achieved	+	DEI Modifier Percentage Achieved	x	NEO Performance Percentage Achieved	=	2023 Total Bonus Earned
Brian Shepherd	$730,000		150%		111.7%		2.5%		100%		$1,250,490
Hai Tran	$500,000		75%		111.7%		2.5%		100%		$428,250
Elizabeth Bauer	$450,000		75%		111.7%		2.5%		100%		$385,425
Rasmani Bhattacharya	$425,000		75%		111.7%		2.5%		100%		$364,013
Kenneth Kennedy	$346,575		50%		111.7%		2.5%		100%		$197,894
			50%		43.7%		2.5%		100%		$80,102

(1)	Mr. Kennedy’s bonus is prorated through September 10, 2023, which is the last date on which he served as the Chief Operating Officer and President — Revenue Management and Digital Monetization, before providing transition services to the Company through December 31, 2023. Mr. Kennedy’s annual bonus is split 50% based on annual Company objectives and 50% based on Revenue Management and Digital Monetization (RMDM).

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Long-Term Incentive Program

We use our LTI program to provide variable pay compensation in the form of equity that rewards executives when we achieve long-term results that align with shareholders’ interests.

Under our LTI program, we generally grant our NEOs both performance and time-based restricted stock awards, which are administered under our Amended and Restated 2005 Stock Incentive Plan. Each NEO is awarded an aggregate LTI value based on a review of market data and recommendations from our Compensation Committee’s independent executive compensation consultant, allocated between the two types of awards. For 2023, we used the same mix of awards that we used in 2022 to provide an appropriate balance of performance and time-based compensation to support our long-term strategy. We believe this mix motivates outstanding performance and encourages retention.

2023 LTI AWARD MIX

Award Type	Allocation Percentage	Alignment to Shareholder Interests
Performance-Based Restricted Stock		Vesting depends on our performance over a three-year period against specified predetermined performance measures
Time-Based Restricted Stock		Value realized for the award depends on our stock price when the award vests

Our restricted stock award agreements provide for the accrual of cash dividends for unvested shares. Accrued dividends are only paid when (and to the extent that) shares vest and are forfeited if the underlying shares are not earned.

See the Executive Compensation Tables – 2023 Grants of Plan-Based Awards for additional information on the 2023 grants.

2023 Performance-Based LTI Award

The 2023 performance-based awards are based on revenue, non-GAAP EPS, and TSR relative to the Russell 2000 Index. The portion measured against revenue and non-GAAP EPS has an opportunity to vest at the end of a performance period ending December 31, 2024, and the portion based on relative TSR has an opportunity to vest at the end of a performance period ending December 31, 2025.

The Compensation Committee selected these rigorous measures, their associated weightings, and performance period length to focus executives on financial metrics key to our strategic objectives and on driving returns for our shareholders, and balance long-term goal setting with maintaining a strong line of sight toward achievement - particularly on multi-year financial goals - in an uncertain economic environment.

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2023 PERFORMANCE-BASED LTI AWARD
Two-Year Performance Period Ending December 31, 2024, and Three-Year Performance Period Ending December 31, 2025
Performance Measures	Weighting	Definition
Non-GAAP EPS (Two-Year)	Calculated by dividing non-GAAP net income by the weighted average of fully-diluted shares outstanding for the period. Non-GAAP net income is defined as pre-tax income calculated in accordance with GAAP, adding back the following items, as applicable:
(a) restructuring and reorganization charges; (b) executive transition costs; (c) acquisition-related expenses (e.g. amortization of acquired intangible assets, earn-out compensation and transaction-related costs); (d) stock-based compensation; (e) amortization of original issue discount; (f) gain (loss) on acquisitions and dispositions; and (g) gain (loss) on the extinguishment of debt; less income tax expense, determined by applying an estimated effective income tax rate.
Revenue (Two-Year)		Revenue as reported under GAAP.
Three-Year Relative TSR		Percentile ranking against Russell 2000 Index over a three-year period.

For the non-GAAP EPS and revenue performance measures, we have established minimum, target, and maximum measures, for which our NEOs may earn from 0% to 200% based on the level of achievement over the two-year performance period. For the TSR performance measure, we have established minimum, target, and maximum measures, for which our NEOs may earn from 50% to 200% based on the level of achievement over the three-year performance period.

2023 Time-Based LTI Award

Our time-based restricted stock awards are designed to significantly strengthen the retention value of our LTI program by providing a full value component to balance our performance-based awards. The time-based restricted stock generally vests ratably over a three-year period, beginning on the first anniversary of the grant date, subject to continued employment with the Company.

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2022 Performance-Based LTI Award

In aggregate, 85.5% of the target shares for the 2022 performance-based LTI awards vested based on the achievement levels for our 2023 financial and operational results certified by the Compensation Committee in February 2024. The following table summarizes key terms of these awards and the actual performance results:

2022 PERFORMANCE-BASED LTI AWARD

Performance Period Ended December 31, 2023
Performance Measures	Weighting	2022 Performance Target (100%)	2023 Actual Performance Achievement	Performance Achieved(3)	Weighted Achievement
Non-GAAP EPS(1)	37.5%	$ 3.71	$3.69	93.33%	46.65%
Revenue(2)	37.5%	$1,225.0	$1,169	77.72%	38.85%

		TOTAL WEIGHTED ACHIEVEMENT			85.5%
(1)	Calculated by dividing non-GAAP net income by the weighted average of fully-diluted shares outstanding for the period. Non-GAAP net income is defined as pre-tax income calculated in accordance with GAAP, adding back the following items, as applicable: (a) restructuring and reorganization charges; (b) acquisition-related expenses (e.g. amortization of acquired intangible assets, earn-out compensation, and transaction-related costs); (c) stock-based compensation; (d) amortization of original issue discount; (e) executive transition costs; (f) gain (loss) on acquisitions and dispositions; and (g) gain (loss) on extinguishment, less income tax expense, determined by applying an estimated effective income tax rate.
(2)	CSG revenue as reported under GAAP. Revenue in millions.
(3)	Performance achieved capped at 200%

Clawback Policy

We adopted an updated clawback policy in November 2023. Our clawback policy authorizes us to reduce or cancel, or require the recovery of all or a portion of a current or former executive officer’s annual bonus or LTI compensation award in the context of a material restatement of the financial statements of the Company in accordance with SEC and Nasdaq rules. In connection with our executive severance policy, the Company is also authorized to reduce or cancel, or require the recovery of all or a portion of an NEO’s annual bonus or LTI compensation award in connection with such policy.

Anti-Hedging and Anti-Pledging Policy

As part of our stock trading policy, all employees, including our executive officers and non-employee directors (and their designees) are prohibited from engaging in short sales of our securities and engaging in transactions that are designed to hedge, pledge, or offset any decrease in the market value of our stock, including certain forms of hedging, pledging and monetization transactions, such as zero-cost collars, prepaid variable forward sale contracts, equity swaps, and exchange funds.

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Other Considerations

Other Benefits and Employment Agreements

The Compensation Committee does not believe that perquisites and other benefits should play a major role in the overall compensation of our NEOs. We offer our NEOs substantially the same benefits as our other employees, including the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available to our U.S.-based population, and the plan includes Company matching contributions.

In 2021, the Board decided to freeze the restricted non-qualified deferred compensation program discussed in 2023 Non-Qualified Deferred Compensation. The Compensation Committee viewed this deferral program as individual retirement planning options and not as long-term compensation. Due to the limited historical employee participation rate in the non-qualified deferred compensation program, the Board froze the plan effective January 1, 2022, and as such prohibited any future contributions to the program.

Our NEOs participate in an Executive Severance Plan that provides benefits in the event of involuntary separation from service. See Severance and Change in Control Benefits for details.

Tax Deductibility of Executive Compensation

Section162(m) of the Internal Revenue Code and regulations promulgated thereunder generally limit the amount of compensation we can deduct in any one fiscal year for compensation paid to our CEO, CFO, and certain other covered employees to $1 million. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, it retains the flexibility to grant discretionary awards and make payments that it determines to be consistent with the goals of our executive compensation program even if the amounts are not deductible by the Company for tax purposes.

Accounting Considerations

Financial Accounting Standards Board ASC Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), requires us to recognize an expense for the fair value of equity-based compensation awards over the expected service period. Grants of stock options, restricted stocks, and performance-restricted stocks under our equity incentive award plans are accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we reference non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP Earnings per Share (EPS), non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision-making.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items: non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles; the way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures; non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements; certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

Please refer to CSG’s public SEC filings for disclosures related to non-GAAP financial measures and reconciliations.

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Report of the Compensation Committee

We have reviewed and discussed with the management of the Company the Compensation Discussion and Analysis, which appears in this proxy statement as is required by Item 402(b) of SEC Regulation S-K.

Based upon such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors(1)

Silvio Tavares, Chair
Gregory Conley
Haiyan Song

(1)	Frank Sica resigned from the Compensation Committee on May 17, 2023.

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Proposal 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are asking our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

As described in Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain qualified executives, recognize and reward individual performance, and align executive pay with shareholder return over both the short and long term. Under this program, our NEOs are rewarded for achieving specific annual and long-term strategic, financial, and operational goals, and for increasing shareholder value.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. However, the Board and Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when considering future decisions on the compensation of our NEOs.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NEOS.

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Executive Compensation Tables

2023 Summary Compensation Table

The following table sets forth certain information with respect to the compensation earned by our NEOs during the years ended December 31, 2023, 2022, and 2021, as applicable. All dollar values have been rounded to the nearest dollar.

Name and Principal Position	Year	Salary	Bonus(2)		Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Brian Shepherd(1) President and CEO	2023	$725,385	$		$5,700,333	$1,250,490	$320,042	$7,996,250
	2022	$700,000	$		$5,986,094	$551,250	$278,616	$7,515,960
	2021	$696,511	$		$3,925,148	$910,000	$231,356	$5,763,015
Hai Tran(1) EVP and CFO	2023	$496,154	$		$2,114,674	$428,250	$100,004	$3,139,082
	2022	$475,001	$		$1,995,384	$224,438	$49,817	$2,939,077
	2021	$36,539	$		$-	$38,594	$11	$75,144
Elizabeth Bauer(1) EVP, Chief Experience Officer	2023	$442,308		$23,945	$1,011,372	$385,425	$69,022	$1,932,072
	2022	$395,693		$40,000	$1,025,570	$189,000	$54,795	$1,705,058
	2021	$371,078	$		$645,578	$362,700	$38,767	$1,418,123
Rasmani Bhattacharya(1) EVP, Chief Legal Officer	2023	$421,154	$		$781,536	$364,013	$47,469	$1,614,172
	2022	$384,616	$		$813,950	$184,340	$30,293	$1,413,199
Kenneth Kennedy Former EVP, COO and President – RMDM	2023	$355,770	$		$2,390,474	$277,996	$318,427	$3,342,667
	2022	$496,154	$		$2,625,494	$288,664	$149,841	$3,560,153
	2021	$474,413	$		$2,065,888	$587,517	$144,391	$3,272,209
(1)	Mr. Shepherd received a Board approved salary increase effective February 19, 2023, to an annual salary of $730,000. Mr. Tran received a Board approved salary increase effective February 19, 2023, to an annual salary of 500,000. Ms. Bauer received a Board approved salary increase effective February 19, 2023, to an annual salary of $450,000. Ms. Bhattacharya received a Board approved salary increase effective February 19, 2023, to an annual salary of $425,000.
(2)	In connection with Ms. Bauer’s expansion of responsibilities for CSG’s People function beginning May 1, 2022, Ms. Bauer received a special cash bonus which is based on an additional $20,000 per quarter, prorated, for each three-month period leading CSG’s People function in 2022 and 2023, and ending on February 18, 2023.
(3)	The amounts in the Stock Awards column reflect the aggregate grant date fair value of performance- and time-based restricted stock awards granted in each respective year, computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used to determine these amounts are set forth in Note 13 of our 2023 Form 10-K. The aggregate grant date fair value of stock awards, which are comprised of performance- and time-based awards, includes the grant date fair value for the performance-based awards calculated based on the target number of shares. For 2023 the total aggregate fair value of restricted stock awards, assuming the highest level of performance, would be as follows: Mr. Shepherd - $9,158,812, Mr. Tran - $3,397,703, Ms. Bauer - $1,625,010, Ms. Bhattacharya - $1,255,727, and Mr. Kennedy - $3,840,826. See 2023 Grants of Plan-Based Awards for details.
(4)	Represents the annual performance bonus amounts earned by our NEOs in the respective years. Such amounts are paid during the first quarter following the year in which the bonus was earned. Details of the amounts in the “Non-Equity Incentive Plan Compensation” column are presented in Final Bonus Calculation.

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(5)	For 2023, details of the “All Other Compensation” column are as follows:

All Other Compensation Items	Brian A. Shepherd	Hai Tran	Elizabeth A. Bauer	Rasmani Bhattacharya	Kenneth M. Kennedy
Company 401(k) retirement plan contributions	$18,150	$18,150	$16,869	$18,150	$6,762
Accrued dividends(a)	292,741	74,536	43,167	29,061	106,186
Perquisites or other benefits(b)	9,151	7,318	8,986	258	9,439
Termination Payments(c)	-	-	-	-	196,040
TOTAL	$320,042	$100,004	$69,022	$47,469	$318,427
(a)	Represents accrued dividends on restricted stock awards earned in 2023 on shares of unvested restricted stock.
(b)	Includes amount of imputed income for group term life insurance as follows: Mr. Shepherd - $258, Mr. Tran - $138, Ms. Bauer - $396, Ms. Bhattacharya - $258, and Mr. Kennedy - $101; includes amount of income for Company award excellence trip as follows Mr. Shepherd - $8,893, Ms. Bauer - $8,590, Ms. Bhattacharya - $0, and Mr. Kennedy - $8,981; and for Mr. Kennedy also includes a Company gift value of $357.
(c)	Mr. Kennedy served as Chief Operating Officer and President, Revenue Management and Digital Monetization, until September 10, 2023, before providing transition services to the Company through December 31, 2023. As disclosed in the Form 8-K filed on August 30, 2023, and amended on October 2, 2023, the severance payments paid to Mr. Kennedy upon his exit from the Company included only those benefits in accordance with the Executive Severance Plan as modified by his participation agreement and outlined in Severance and Change in Control Benefits. Mr. Kennedy was not paid any excess severance payments outside of what was included in the Executive Severance Plan as modified by his participation agreement.

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2023 Grants of Plan-Based Awards

The following table contains information about grants of non-equity and equity incentive plan-based awards by the Company during 2023 to our NEOs. These amounts are not realized income. All dollar values have been rounded to the nearest dollar.

NEO	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards	Grant Date
		Target	Maximum	Target (shares)	Maximum (shares)	Number of Shares of Stock or Units(3)	Fair Value of Stock and Option Awards(4)
Brian Shepherd		$1,095,000	$2,190,000
	March 10, 2023(2a)			48,104	96,208		$2,522,093
	March 10, 2023(2b)			16,034	32,068		$936,386
	March 10, 2023					42,759	$2,241,854
Hai Tran		$375,000	$750,000
	March 10, 2023(2a)			17,846	35,692		$935,666
	March 10, 2023(2b)			5,948	11,896		$347,363
	March 10, 2023					15,862	$831,645
Elizabeth Bauer		$337,500	$675,000
	March 10, 2023(2a)			8,535	17,070		$447,490
	March 10, 2023(2b)			2,845	5,690		$166,148
	March 10, 2023					7,586	$397,734
Rasmani Bhattacharya		$318,750	$637,500
	March 10, 2023(2a)			6,596	13,192		$345,828
	March 10, 2023(2b)			2,198	4,396		$128,363
	March 10, 2023					5,862	$307,345
Kenneth Kennedy		$500,000	$674,656
	March 10, 2023(2a)			20,173	40,346		$1,057,670
	March 10, 2023(2b)			6,724	13,448		$392,682
	March 10, 2023					17,931	$940,122
(1)	The amounts represent the potential payouts under our 2023 Annual Performance Bonus Program. The actual amounts earned for 2023 are reported in the 2023 Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” The target award amounts above assume the Company performance percentage achieved is 100% and that the NEOs achieve 100% of their personal performance objectives. See Annual Performance Bonuses for additional information.
(2)	Represents the performance-based restricted stock awards granted in 2023. (2a) represents company financial performance-based awards and (2b) represents market performance-based awards. See Long-Term Incentive Program for additional information regarding our performance-based restricted stock awards.
(3)	Represents the time-based restricted stock awards granted in 2023. See Long-Term Incentive Program for additional information regarding our time-based restricted stock awards. These restricted stock awards vest in three equal annual installments commencing on the first anniversary of the grant date.
(4)	The amounts presented reflect the aggregate fair value of each grant computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used to determine these amounts are set forth in Note 13 of our 2023 Form 10-K.

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Outstanding Equity Awards at Fiscal Year-End

The following table contains information about all unvested restricted stock awards held as of December 31, 2023, by our NEOs. All dollar values have been rounded to the nearest dollar.

Name	Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Stock or Units That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Brian Shepherd	March 10, 2020	2,926(2)	$155,692	-	-
	September 10, 2020	-	-	42,135(4)	$2,242,003
	March 10, 2021	16,253(2)	$864,822	-	-
	March 10, 2022	24,825(3)	$1,320,938	-	-
	March 10, 2022	-	-	83,782(5)	$4,458,040
	March 10, 2022	-	-	27,928(6)	$1,486,049
	March 10, 2023	42,759(3)	$2,275,206	-	-
	March 10, 2023	-	-	96,208(5)	$5,119,228
	March 10, 2023	-	-	32,068(6)	$1,706,338
Hai Tran(2)	March 10, 2022	8,275(3)	$440,313	-	-
	March 10, 2022	-	-	27,928(5)	$1,486,049
	March 10, 2022	-	-	9,310(6)	$495,385
	March 10, 2023	15,862(3)	$844,017	-	-
	March 10, 2023	-	-	35,692(5)	$1,899,171
	March 10, 2023	-	-	11,896(6)	$632,986
Elizabeth Bauer	March 10, 2020	1,145(2)	$60,925	-	-
	March 10, 2021	4,010(2)	$213,372	-	-
	March 10, 2022	3,049(3)	$162,237	-	-
	March 10, 2022	-	-	10,290(5)	$547,531
	March 10, 2022	-	-	3,430(6)	$182,510
	June 10, 2022	1,337(3)	$71,142	-	-
	June 10, 2022	-	-	4,512(5)	$240,084
	June 10, 2022	-	-	1,504(6)	$80,028
	March 10, 2023	7,586(3)	$403,651	-	-
	March 10, 2023	-	-	17,070(5)	$908,295
	March 10, 2023	-	-	5,690(6)	$302,765

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Name	Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Stock or Units That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Rasmani Bhattacharya	March 10, 2022	3,430(3)	$182,510	-	-
	March 10, 2022	-	-	5,146(5)	$273,819
	March 10, 2022	-	-	1,714(6)	$91,202
	October 10, 2022	1,223(3)	$65,076	-	-
	October 10, 2022	-	-	4,126(5)	$219,544
	October 10, 2022	-	-	1,374(6)	$73,111
	March 10, 2023	5,862(3)	$311,917	-	-
	March 10, 2023	-	-	13,192(5)	$701,946
	March 10, 2023	-	-	4,396(6)	$233,911
Kenneth Kennedy	September 10, 2020	-	-	14,872(4)	$791,339
	March 10, 2022	-	-	31,498(5)	$1,676,009
	March 10, 2022	-	-	6,680(6)	$355,443
	March 10, 2023	-	-	11,528(5)	$613,405
	March 10, 2023	-	-	2,446(6)	$130,152
(1)	Based on a price of $53.21 per share, which was the closing price of the Company’s common stock on Nasdaq as of December 31, 2023.
(2)	Shares of a time-based award which vest in substantially four equal annual installments commencing on the first anniversary of the grant date.
(3)	Shares of a time-based award which vest in substantially three equal annual installments commencing on the first anniversary of the grant date.
(4)	Shares of a market-based award which may vest if and when predetermined stock price thresholds are met over a four-year performance period.
(5)	Shares of a performance-based award which vest if certain predetermined performance goals are achieved at the end of the applicable two-year performance period. Share amounts reported are based on the achievement of the maximum performance attainment level of 200%. For additional information, see Long-Term Incentive Program and Grants of Plan-Based Awards.
(6)	Shares of a market-based award which vest if certain predetermined TSR performance goals are achieved at the end of the applicable three-year performance period. Share amounts reported are based on the achievement of the maximum performance attainment level of 200%. For additional information, see Long-Term Incentive Program and Grants of Plan-Based Awards.

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2023 Stock Vested

The following table contains information concerning shares of restricted stock that vested for our NEOs during 2023. All dollar values have been rounded to the nearest dollar.

Name	Stock Awards
	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Brian Shepherd	109,547	$6,330,310
Hai Tran	4,137	$216,903
Elizabeth Bauer	14,455	$820,108
Rasmani Bhattacharya	2,326	$122,172
Kenneth Kennedy	73,497	$4,188,093
(1)	This column includes both performance- and time-based shares of restricted stock that vested in 2023.
(2)	This column reflects the total dollar value realized by the NEO upon the vesting of restricted stock in 2023. This amount was determined by multiplying the number of shares of stock or units by the closing market price of the Company’s common stock on Nasdaq on the applicable vesting dates.

2023 Non-Qualified Deferred Compensation

The following table contains information about contributions, earnings, withdrawals, and account balances for our NEOs under the Company’s non-qualified Wealth Accumulation Plan, which was last in effect during 2021. In 2021, due to the limited historical employee participation rate, the Board decided to freeze the Plan effective January 1, 2022, and prohibited any further contributions to the Wealth Accumulation Plan.

The Wealth Accumulation Plan was an elective, unfunded deferred compensation plan intended to build net worth through the deferral of cash compensation on a before-tax basis. Participation in the Wealth Accumulation Plan was limited to Vice Presidents and above, including the NEOs. Each participant had to elect by December of the preceding year to defer: (1) up to 25% of the participant’s base salary; and/or (2) up to 100% of the participant’s cash bonus. All eligible employees could elect to defer up to $700,000 in the aggregate for any one year. A matching contribution was made equal to 25% of the deferral, up to a maximum of $6,250 per participant for any one plan year. The Non-Qualified Deferred Compensation Table below shows the aggregate amount each NEO elected to defer and the amount that the Company contributed to the Wealth Accumulation Plan.

Payment could be made as a lump sum or in monthly installments for up to 180 months, depending on whether the participant elected to receive payment as an in-service distribution or upon termination of employment, and the payment options offered at the time of the participant’s deferral election. Generally, Wealth Accumulation Plan deferral account benefit payments will not begin earlier than the elected commencement date. If a participant dies, the participant’s deferred compensation benefit will be paid to his or her beneficiaries or estate in a lump sum. Participants may request an early withdrawal in the event of an unforeseen emergency, which request is subject to approval. For all participants, distributions triggered by termination of employment are automatically delayed six months. The Company has the right to terminate the Wealth Accumulation Plan and distribute all vested amounts credited to participant accounts upon a change in control.

The participant may select from a wide mix of investment crediting funds that best suits their goals, time horizon, and risk tolerance. The investment options available and their performance, as well as planning tools to assist the participant in selecting an appropriate mix, are available online with the record keeper. The participant may change investment crediting elections or request investment exchanges between options whether online or through phone services with the record keeper. Investment crediting options are used to measure the notional gains and losses that will be credited to the participant’s account over time. While no actual investment is made in the investment crediting options selected, the participant’s account is subject to the same market investment risk as the actual investment in such investment crediting options.

Participants were fully vested immediately in their own salary deferrals and vested 100% in Company matching contributions after three years of service. All NEOs who participated in the plan were fully vested in their Wealth Accumulation Plan account balances.

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Name	Aggregate Balance at December 31, 2022	Executive Contributions in 2023(1)	Registrant Contributions in 2023(2)	Aggregate Earnings in 2023	Aggregate Withdrawals/ Distributions in 2023	Aggregate Balance at December 31, 2023(3)
Brian Shepherd	$336,666	$-	$-	$46,094	$-	$382,760
Hai Tran	$-	$-	$-	$-	$-	$-
Elizabeth Bauer	$1,157,449	$-	$-	$294,898	$-	$1,452,347
Rasmani Bhattacharya	$-	$-	$-	$-	$-	$-
Kenneth Kennedy	$1,400,244	$-	$-	$321,372	$-	$1,721,616
(1)	The Plan was frozen effective 2022; therefore, previously participating NEOs are no longer contributing to the Plan. Amounts, if contributed, are included in the “Non-Equity Incentive Plan Compensation” columns in the 2023 Summary Compensation Table.
(2)	The Plan was frozen effective 2022; therefore, previously participating NEOs are no longer contributing to the Plan.
(3)	The aggregate balance includes the following executive and Company contribution amounts reported in the 2023 Summary Compensation Table in prior year proxy statements beginning with the 2017 proxy statement: Mr. Shepherd - $330,037, Mr. Kennedy - $219,636, and Ms. Bauer - $85,806.

Severance and Change in Control Benefits

Executive Severance Plan

The Compensation Committee regularly reviews and benchmarks severance benefits to ensure they are consistent with market best practices as well as consistent among executives of similar seniority and responsibility across the Company. The Compensation Committee believes that maintaining a competitive level of separation benefits is appropriate as part of an overall compensation program designed to attract, retain, and motivate the highest-quality management team. After a recent benchmarking and in support of these objectives, CSG introduced a new, market-aligned Executive Severance Plan effective April 1, 2022, which was amended on March 28, 2023.

The Executive Severance Plan streamlines and simplifies the benefits to be provided to our executives in the event of termination by CSG for any reason other than cause, death, or disability, or by the executive for good reason, as such terms are defined under the Executive Severance Plan.

Each of our executive officers elected to participate in the Executive Severance Plan with each of Mr. Shepherd, Mr. Kennedy, and Ms. Bauer entering into participation agreements that differ from the standard form participation agreement in order to reflect benefits previously contained in their respective 2021 employment agreements and other benefits as approved by the Compensation Committee and Board of Directors.

In the event of a termination without cause, or that does not occur within the first 18 months following a change in control of CSG, participants in the Executive Severance Plan would receive, subject to any limitations under 280G, the following separation benefits:

■	a severance payment consisting of an amount equal to 100% of the participant’s annual base salary and 100% of the target bonus, paid over a 12-month period; provided, however, that Mr. Shepherd’s payment is based on 200% for his base salary;
■	a lump sum amount equal to the COBRA continuation coverage premiums that would be payable by the participant for the first 18 months of the COBRA continuation period;
■	if the termination occurs on or after June 1 of the applicable calendar year, a lump sum payment consisting of the participant’s target bonus, pro-rated for the number of days the participant was employed during the calendar year and based on the actual performance of the company for the year in which the participant’s termination date occurs; and
■	a pro-rated portion of the unvested time-based restricted stock award and a pro-rated portion of the unvested performance- and market-based restricted stock awards with the vesting amount of both based on the number of months employed during the vesting cycle and with the performance-based stock vesting based on the actual performance achieved at the end of the performance period.

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In the event of a termination within the first 18 months following a change in control of CSG, participants in the Executive Severance Plan would receive, subject to any limitations under 280G, the following separation benefits:

■	a lump sum severance payment consisting of an amount equal to 200% of the participant’s annual base salary and target bonus, with the exception of Mr. Shepherd, Mr. Kennedy, and Ms. Bauer, who would receive an amount equal to 300% of their annual base salary and target bonus as reflected in their participation agreements;
■	a cash amount equal to the COBRA continuation coverage premiums that would be payable by the participant for the first 18 months of the COBRA continuation period;
■	an additional lump sum payment consisting of the participant’s target bonus, pro-rated for the number of days the participant was employed during the calendar year; and
■	vesting of all unvested time-based and performance-based restricted stock awards, with the vesting amount for the performance-based stock awards determined at target; provided, however, that for any market-based stock awards on a relative TSR metric, the performance period would be deemed to have ended on the date of the change in control and will be valued on that date.

Payments to participants under the Executive Severance Plan are contingent on, among other things, the participant entering into and complying with a broad-based release of CSG.

Mr. Kennedy was Chief Operating Officer and President, Revenue Management and Digital Monetization, until September 10, 2023, before providing transition services to the Company through December 31, 2023. As disclosed in the Form 8-K filed on August 30, 2023, and amended on October 2, 2023, Mr. Kennedy received severance pursuant to the terms of a Severance and Release Agreement reflecting the terms of the Executive Severance Plan. The severance payments paid to Mr. Kennedy included only those benefits in accordance with the Executive Severance Plan as modified by his participation agreement and outlined herein. Mr. Kennedy was not paid any excess severance payments outside of what was included in the Executive Severance Plan as modified by his participation agreement.

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Potential Payments Upon Termination of Employment Under the Executive Severance Plan

The following describes the additional amount of compensation that would be paid to each of our NEOs under the Executive Severance Plan in the event of a termination of the NEO’s employment under various scenarios. The amounts shown are estimates of the amounts that would be paid to each NEO assuming a termination was effective as of December 31, 2023. We used $53.21 per share, the closing price of our common stock as of December 29, 2023 (the last trading day of our 2023 fiscal year), in determining the potential value of accelerated vesting of restricted stock awards. The actual amounts to be paid can only be determined at the time of an NEO’s separation from us.

Termination for Death or Disability

Assuming termination of employment on December 31, 2023, on account of the death of Mr. Shepherd or Ms. Bauer, or by reason of such NEO’s disability, Mr. Shepherd or Ms. Bauer would receive accrued benefits, any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date, and his or her pro-rated bonus at target performance for 2023 in accordance with the terms of his or her respective Executive Severance Plan participation agreements.

In addition, if our NEO’s employment is terminated by reason of disability, he or she would receive continued coverage under the group insurance benefits until the first to occur of the cessation of such disability or the attainment of age 65. The monthly premiums at December 31, 2023, for the group insurance benefits were $2,209 for Mr. Shepherd (age 56), $2,861 for Mr. Tran (age 54), $1,510 for Ms. Bauer (age 61), and $801 for Ms. Bhattacharya (age 55).

All unvested time-based equity awards will vest in full upon the holder’s death. The values of the unvested time-based awards for each of our NEOs as of December 31, 2023, were $4,616,658 for Mr. Shepherd, $1,284,330 for Mr. Tran, $911,327 for Ms. Bauer, and $559,503 for Ms. Bhattacharya, all based on values on the last trading day of the year, December 31, 2023. For more information, see Outstanding Equity Awards at Fiscal Year-End.

Termination for Cause

Assuming termination of employment on December 31, 2023, by the Company for cause for Mr. Shepherd, Mr. Tran, Ms. Bauer, or Ms. Bhattacharya, the NEO would receive accrued benefits through the termination date and any other amounts or benefits earned, accrued, or owed to but not paid as of the employment termination date.

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Termination Without Cause Unrelated to a Change in Control

Assuming termination of employment on December 31, 2023, by the Company without cause (or a constructive termination by the NEO for good reason) unrelated to a Change in Control, the NEO would receive accrued benefits through the termination date, and any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date. Subject to an irrevocable release, each executive would also receive: (a) cash amount equal to 100% of the participant’s base salary as of the participant’s termination date (and in the case of Mr. Shepherd, 200% of his base salary) plus 100% of the participant’s performance bonus at target for the year in which the participant’s termination date occurs; (b) if terminated after June 1st, a pro rata annual performance bonus based on the actual performance of the company in the year of termination; and (c) continued COBRA coverage under the group medical, dental, and vision insurance benefits for 18 months as shown in the following table.

TERMINATION WITHOUT CAUSE UNRELATED TO A CHANGE IN CONTROL

Payment or Benefit	Brian A. Shepherd	Hai Tran	Elizabeth A. Bauer	Rasmani Bhattacharya
Cash amount(1)	$2,555,000	$875,000	$787,500	$743,750
Pro rata annual performance bonus	1,095,000	375,000	337,500	318,750
Pro rata acceleration vesting of time-based restricted stock(2)	2,845,564	707,906	575,998	307,660
Pro rata acceleration vesting of performance- and market-based restricted stock(2)	5,285,030	1,222,925	630,006	414,506
COBRA benefits of medical, dental, and vision(3)	36,215	47,963	26,943	14,183
TOTALS	$11,816,809	$3,228,794	$2,357,947	$1,798,849
(1)	Amount payable in substantially equal installments in accordance with the Company’s normal payroll practices for the 12 months following the termination date starting on the first regularly scheduled payroll date that is at least 60 days following the termination date.
(2)	Amount represents the pro rata number of shares of unvested restricted stock awards that would vest upon the termination of employment unrelated to a Change in Control, multiplied by the closing market price of the common stock on December 29, 2023, the last trading day of the year, of $53.21 per share. Amount may be reduced under Sections 280G and 409A of the Internal Revenue Code.
(3)	Amount represents premium for 18 months, paid in a single lump sum on the first regularly scheduled payroll date that is at least 60 days following participant’s termination date, based upon monthly premiums as of December 31, 2023.

Termination Without Cause After a Change in Control

Assuming termination of employment on December 31, 2023, by the Company, without cause (including a constructive termination by the NEO for good reason) after a Change in Control, the NEO would receive: (a) accrued benefits; (b) any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date; and (c) vesting of all unvested shares of restricted stock held on December 31, 2023, subject to limitations. Subject to an irrevocable release, each executive would receive: (a) a cash amount equal to two (2) times his or her base salary plus two (2) times performance-based cash bonus he or she would receive if the Company attained 100% of its performance goals except for Mr. Shepherd and Ms. Bauer, who pursuant to their executive severance plan participation agreements, would receive an amount equal to three (3) times the sum of his or her base salary plus three (3) times performance-based cash bonus; plus a cash payout equal to pro rata annual performance bonus at target; (b) acceleration vesting of time based restricted stock awards; (c) acceleration vesting of performance-based restricted stock awards; and (d) continued COBRA coverage under the group medical, dental, and vision insurance benefits for 18 months as shown in the following table. Such amounts are subject to Internal Revenue Code Section 280G limitations and amounts may be reduced to the extent that no portion of the payment shall be subject to excise tax under Internal Revenue Code Section 4999.

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TERMINATION WITHOUT CAUSE AFTER A CHANGE IN CONTROL

Payment or Benefit	Brian A. Shepherd	Hai Tran	Elizabeth A. Bauer	Rasmani Bhattacharya
Cash amount with pro rata annual Performance bonus(1)	$6,570,000	$2,125,000	$2,700,000	$1,806,250
Acceleration vesting of time-based restricted stock awards(2)	4,616,658	1,284,330	911,327	559,503
Acceleration vesting of performance-based restricted stock awards(2)	8,626,831	2,256,796	1,130,606	796,767
COBRA benefits of medical, dental, and vision(3)	36,215	47,963	26,943	14,183
TOTALS	$19,849,704	$5,714,089	$4,768,876	$3,176,703
(1)	Amount would be paid in a lump sum within 30 days after the termination of employment without regard to other employment. Amount may be reduced under Sections 280G and 409A of the Internal Revenue Code.
(2)	Amount represents all shares of unvested restricted stock or target performance awards that would vest upon the termination of employment after a Change in Control, multiplied by the closing market price of the common stock on December 29, 2023, the last trading day of the year, of $53.21 per share. Amount may be reduced under Sections 280G and 409A of the Internal Revenue Code.
(3)	Amount represents premium for 18 months, paid in a single lump sum on the first regularly scheduled payroll date that is at least 60 days following participant’s termination date, based upon monthly premiums as of December 31, 2023.

Definitions

Cause

Under the Executive Severance Plan, the Board may terminate an NEO’s employment for Cause. Cause means that one or more of the following have occurred: (i) the participant’s willful and deliberate failure to substantially perform his executive and management duties hereunder to the detriment of the Company for reasons other than employee’s sickness, injury, or disability; (ii) the participant’s willful and deliberate misconduct, which is a material violation of the Company’s written policies and/or results in substantial injury or damage (whether reputational, financial, or otherwise) to the Company; (iii) the participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (iv) the participant’s breach of any restrictive covenant agreement with the Company, including but not limited to, confidentiality noncompete, nonsolicitation and/or nondisclosure covenants; and (v) the participant’s certification of materially inaccurate financial or other information pertaining to the Company with actual knowledge of such inaccuracies on the participant’s part. In no event will the results of operations of the Company or exercise of the participant’s business judgment made in good faith constitute an independent basis for terminating the participant’s employment for Cause.

Change in Control

For purposes of the Executive Severance Plan, a “Change in Control” of the Company generally includes (i) the date any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered causing a change in the ownership of the Company or to cause a change in the effective control of the Company; (ii) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company; (iii) the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or (iv) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election. The foregoing is a summary of the more detailed definition included in the Executive Severance Plan.

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Good Reason

For the purposes of the Executive Severance Plan, “Good Reason” generally means if, without the participant’s consent, any of the following applies: (i) a material diminution in the executive’s duties, responsibilities, or authority; or (ii) a material reduction in base salary (other than a reduction effected on behalf of the Company as part of a general cost-saving strategy that affects similarly situated employees of the Company); or (iii) in the event that the separation from service is initiated by the participant for Good Reason following a Change in Control, the assignment to the participant of duties significantly inconsistent with, or different from, the participant’s duties and responsibilities existing at the time of the Change in Control.

To have “Good Reason,” the participant must give the Company notice of any event or condition that would constitute a basis for “Good Reason” within 90 days of the event or condition that would constitute a basis for “Good Reason;” and, upon the receipt of such notice, the Company will have 30 days to remedy such event or condition. If such event or condition is not remedied within such 30-day period, any termination of employment by the participant for “Good Reason” must occur within 30 days after the period for remedying such condition or event has expired.

A participant may terminate his or her employment for Good Reason at any time after providing the Company thirty (30) days prior written notice setting forth in reasonable specificity the event(s) that constitute(s) Good Reason within 90 days of the condition first arising. During such 30-day notice period, the Company shall have a cure right, and if not cured within such period, participant’s termination will be effective upon the expiration of such cure period.

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CEO Pay Ratio

Pursuant to Item 402(u) of SEC Regulation S-K, we are required to annually disclose the ratio of the annual total compensation of our CEO to that of our median employee.

We believe the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with applicable SEC rules. Because there has been a substantial change within our employee population, we recalculated the median employee for 2023. To identify the median employee in 2023 and to determine the annual total compensation, as defined below, of our median employee and our CEO, we took the following steps:

■	We selected December 31, 2023, as the date on which we would identify our median employee because it enabled us to make such identification in an efficient and reasonable manner;
■	We identified our median employee, after accumulating annual base pay, bonus earned, and equity granted (“Annual Total Compensation”) for our entire global employee workforce, excluding our CEO, based on the local currency of the countries in which they were employed for the fiscal year that ended on December 31, 2023;
■	Each employee’s Annual Total Compensation was then converted to U.S. Dollars using average foreign currency rates prevailing during the year, and arrayed high to low to identify our median employee; and
■	We calculated Annual Total Compensation for the median employee in the same manner that we calculated compensation for our NEOs for our 2023 Summary Compensation Table, resulting in Annual Total Compensation for our median employee to be $47,428 for the year ended December 31, 2023.

Our CEO’s Annual Total Compensation for 2023 was $7,996,250, as reported in the Executive Compensation Tables - 2023 Summary Compensation Table, and was approximately 169 times the Annual Total Compensation of the median employee.

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2023 Pay versus Performance

Pay versus Performance Table

The following table contains additional compensation information of our current and former CEO (“CEO”) and non-CEO named executive officers (“NEOs”), along with total shareholder return (“TSR”), net income, and company-selected revenue measure results for our fiscal years ending in 2023, 2022, 2021, and 2020. This disclosure is intended to comply with the SEC rules under item 402(v) and does not necessarily reflect the Company’s approach to aligning compensation with performance. Additional information concerning the Company’s compensation philosophy and how the Company aligns compensation with financial performance can be found in the Compensation Discussion and Analysis.

Year(1)	Summary Comp. Table Total for CEO	Comp. Actually Paid to CEO(2)(3)	Avg Summary Comp. Table Total for Non-CEO NEOs	Avg Comp. Actually Paid to Non-CEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income	Company Selected Measure “Revenue”
					Company TSR(5)	Peer Group TSR(5)
2023*	$7,996,250	$6,919,681(4)	$2,506,998	$5,183,634(4)	$185.34	$59.29	$66,246,000	$1,169,258,000
2022	7,515,960	7,019,416	2,404,372	$2,523,657	117.44	73.35	$44,060,000	1,089,752,000
2021	5,763,015	8,680,195	1,812,850	2,630,957	116.15	113.19	72,331,000	1,046,487,000
2020	14,037,609	8,821,747	3,049,302	3,155,018	89.00	140.11	58,711,000	990,533,000

* 2023 compensation figures assume Annual Performance Bonus at 114.2% of target, year-end stock price of $53.21 per share, 2023 LTIP TSR of $54.44 per share, and prior year 2022 LTIP rTSR of $54.35 per share as of December 31, 2023.

(1)	NEOs included in the above table are as follows:

Year	CEO	Non-CEO NEOs
2023	Brian Shepherd	Hai Tran, Elizabeth Bauer, Rasmani Bhattacharya, Kenneth Kennedy
2022	Brian Shepherd	Hai Tran, Kenneth Kennedy, Elizabeth Bauer, Rasmani Bhattacharya
2021	Brian Shepherd	Hai Tran, Kenneth Kennedy, Elizabeth Bauer, Rolland Johns
2020	Bret Griess	Rolland Johns, Kenneth Kennedy, Brian Shepherd

(2)	Fair Market Value (FMV) or change in fair value, as applicable, of equity awards was determined by reference to: (1) for restricted stock awards (excluding awards and other performance-based awards), closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price; (2) for performance-based restricted stock awards (excluding TSR awards), the same valuation methodology as restricted stock awards above except year-end values are multiplied by the probability of achievement as of each such date; (3) for TSR awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.
(3)	For the portion of compensation that is based on year-end stock prices, the following prices were used: (1) 2023 $53.21 (7.0% reduction from prior year); (2) 2022 $57.20 (0.7% reduction from prior year); (3) 2021 $57.62 (27.8% increase from prior year); and (4) 2020 $45.07 (13.0% reduction from prior year).

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(4)	2023 compensation reflects the following adjustments from Total Compensation reported in the 2023 Summary Compensation Table:

	CEO	Average Non-CEO NEO
Total Reported in 2023 Summary Compensation Table (SCT)	$7,996,250	$2,506,998
Less, Value of Stock Awards Reported in SCT	(5,700,333)	1,574,514
Plus, Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	5,707,711	1,576,552
Plus, Change in Fair Value of any Prior Year Awards that are Outstanding and Unvested	(1,148,168)	(572,883)
Plus, FMV of Awards Granted this Year and that Vested this Year	-	-
Plus, Change in Fair Value (from Prior Year-End) of any Prior Year Awards that Vested this Year	64,221	98,453
Less, Prior Year Fair Value of Prior Year awards that Failed to Vest this Year	-	-
TOTAL ADJUSTMENTS	(1,076,569)	2,676,636
Compensation Actually Paid for Fiscal Year 2023	$6,919,681	$5,183,634

(5)	Company TSR and our Standard Industrial Classification (“SIC”) Code Index: Computer Processing and Data Preparation and Processing Services, is as reflected in our 2023 Form 10-K pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 31, 2019.

Pay versus Performance Descriptive Disclosure

We believe the compensation actually paid in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as it fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual performance bonus and our LTI program, including our revenue.

Revenue continues to be our most important financial metric due to the following:

■	Revenue growth is a critical part of our long-term strategic objectives.
■	Our CEO and executive leadership team have set a long-term revenue target of $1.5 billion.
■	Revenue or a related metric is included in both short-term and long-term incentive programs.

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(1)	Total shareholder return in the above chart, in the case of both the Company and our Peer Companies as noted in footnote 7 of the above Pay versus Performance Table, reflects the cumulative return of $100 as if invested on December 31, 2019, including reinvestment of any dividends.

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Table of Measures Most Important to Last Fiscal Year

The following performance measures reflect the Company’s most important performance measures in effect for 2023, as further described and defined in Compensation Discussion and Analysis under 2023 Financial Achievements.

MOST IMPORTANT PERFORMANCE MEASURES FOR 2023
■ Revenue
■ Revenue Less Transaction Fees
■ Non-GAAP Adjusted Operating Margin Percentage
■ Non-GAAP Earnings Per Share
■ TSR

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Proposal 3 — Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal 2024

KPMG LLP has served as our independent registered public accounting firm since 2002 and has been appointed by the Audit Committee to serve in such capacity for 2024. The Company expects that representatives of KPMG LLP will attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they wish, and they will be available to respond to appropriate questions.

The following table sets forth the amounts paid to KPMG in three categories.

“Audit Fees” are the aggregate fees billed by KPMG LLP for 2023 and 2022 for professional services rendered for audits of our annual consolidated financial statements and reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q/Form 10-K, as well as for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for such periods, such as the attestation on the effectiveness of the Company’s internal control over financial reporting.

“Audit-Related Fees” are the aggregate fees billed by KPMG LLP in 2023 and 2022 for assurance and related services that are reasonably related to the performance of the audits or reviews of the Company’s financial statements and are not reported under “Audit Fees.”

“Tax Fees” are the aggregate fees billed by KPMG LLP in 2023 and 2022 for federal, state, and foreign tax compliance, tax advice, and tax planning services.

	2023	2022
Audit Fees	$2,471,170	$2,289,550
Audit-Related Fees	723,740	700,000
Tax Fees	16,400	13,440
TOTAL FEES	$3,211,310	$3,002,990

Other than as reported above, no other fees were billed by KPMG LLP for 2023 or 2022. All of the services listed above were pre-approved by the Audit Committee under the procedures described below.

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Pre-approval Policies and Procedures

The Audit Committee charter requires the Audit Committee to approve, before services are performed, all audit and permissible non-audit-related services to be provided to the Company by the Company’s independent registered public accounting firm. The Audit Committee has delegated to its Chair the authority to perform the Audit Committee’s responsibilities with respect to such approvals. The Audit Committee Chair is required to report to the Audit Committee at its next meeting on the manner in which such delegated performance was carried out. Each year since 2002, the engagement of KPMG LLP to provide services to the Company has been approved in advance either by the Audit Committee or by its Chair pursuant to this delegated authority.

The Audit Committee annually evaluates the performance of the independent registered public accounting firm and determines whether to engage the current independent auditors or consider other independent audit firms. Factors considered by the Audit Committee in deciding whether to retain the current independent auditors include:

■	quality of service and sufficiency of resources;
■	communication and interaction; and
■	independence, objectivity, and professional skepticism.

Based on this evaluation, the Audit Committee and the Board believe that retaining KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2024, is in the best interests of the Company and its shareholders.

Although the Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm, the Board is requesting that shareholders ratify such appointment as a matter of good corporate governance. If shareholders do not ratify such appointment, the Audit Committee nevertheless may determine that it is in the best interests of the Company and its shareholders to retain KPMG LLP for the year ending December 31, 2024. Regardless of the vote on this proposal, the Audit Committee at any time during the year may appoint a different independent registered public accounting firm for the year ending December 31, 2024, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024.

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Report of the Audit Committee

The primary purposes of the Audit Committee, as set forth in its charter, are to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements and to provide oversight of our risk and compliance management programs. The Audit Committee has implemented procedures to help it execute these responsibilities. During 2023 and through the completion of the audit of the Company’s consolidated financial statements for that year, those procedures included regular meetings with management and with appropriate representatives of the Company’s independent registered public accounting firm.

We reviewed and discussed both with management and with the Company’s independent registered public accounting firm, KPMG LLP, the Company’s audited consolidated financial statements for the year ended December 31, 2023.

We also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

We received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and have discussed with KPMG LLP its independence.

Based upon these reviews and discussions, we recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2023, be included in the Company’s annual report on Form 10-K for such year for filing with the SEC.

Audit Committee of the Board of Directors

David Barnes, Chair
Ronald Cooper
Silvio Tavares
Tse Li “Lily” Yang

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Related Party Transactions

The Audit Committee is responsible for reviewing and approving all related party transactions, including all transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

There were no related party transactions during 2023 and there are not any currently proposed transactions, in which the Company and any related person were or are participants, that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

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Questions and Answers about the 2024 Annual Meeting and Voting

How to Participate in the Annual Meeting

For various reasons, including the ongoing health and safety of our shareholders and Board of Directors, and to improve access to the Annual Meeting, we are keeping the online format for the Annual Meeting. By hosting the Annual Meeting online, we can communicate more effectively with our shareholders, make it easier to attend from anywhere in the world, reduce costs, and increase overall safety for participants.

You can access the virtual Annual Meeting at www.virtualshareholdermeeting.com/CSGS2024. There will be no physical location for shareholders to attend.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 20, 2024, the record date for the Annual Meeting. If you plan to attend the Annual Meeting online, you will need your 16-digit control number. The Annual Meeting will begin promptly at 8:00 a.m. Mountain Daylight Time (MDT), with online check-in available at 7:45 a.m. MDT. Please give yourself plenty of time to log in and ensure that you can hear streaming audio before the Annual Meeting begins.

The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins, but you should ensure that you have a strong Internet connection where you intend to participate.

The question and answer session will include questions submitted before the Annual Meeting, and we will only answer questions relating to the business of the Annual Meeting. If you are a shareholder and would like to submit a question in advance, email your question to john.rea@csgi.com no later than May 1, 2024. If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, technical support phone numbers will be posted on the virtual meeting login page. Technical support will be available starting at 7:45 a.m. MDT on May 15, 2024.

An audio webcast of the Annual Meeting will be posted online at the “Investor Relations” section of our website located at https://ir.csgi.com/investors and will remain available for approximately thirty days after posted.

Why am I receiving these materials?

These proxy materials explain the items of business that will be brought to a vote at CSG’s Annual Meeting.

As a shareholder, you are invited to attend and vote at our Annual Meeting, or at any adjournment or postponement thereof. To ensure your vote is counted, our Board is soliciting your proxy to vote on your behalf.

How can I get electronic access to the proxy materials?

You may view our proxy materials online at www.proxyvote.com.

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What items of business will be voted on at the Annual Meeting and how does the Board suggest I vote?

Three proposals are scheduled to be voted on at the Annual Meeting:

Proposal		Board Recommendation
Proposal 1	To elect our Class III Directors	FOR each nominee
Proposal 2	To approve, on an advisory basis, the compensation of our named executive officers	FOR
Proposal 3	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2024	FOR

We also will transact any other business that properly comes before the Annual Meeting.

What shares can I vote?

You are entitled to one vote for each share of our common stock that you owned as of the close of business on March 20, 2024, the “record date” for the Annual Meeting. You also can vote all shares for which you hold a valid proxy. At the close of business on the record date, there were 29,789,095 shares of our common stock outstanding and entitled to notice of, and to vote at, the Annual Meeting.

May I attend the Annual Meeting?

There will not be a physical location for the meeting. You may attend the virtual Annual Meeting only if you were a shareholder of the Company as of the record date or you hold a valid proxy for the Annual Meeting. You will need the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the instructions that accompany your proxy materials.

May I vote my shares at the Annual Meeting?

If you are a shareholder of record—meaning you hold our common stock in your name with our transfer agent (Computershare Trust Company, N.A.)—you may vote your shares online at the Annual Meeting. If you are a beneficial owner—meaning that a broker, bank, trustee, or other nominee holds your common stock in “street name”—you can vote online during the Annual Meeting only if you obtain a valid proxy from the record holder giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions as soon as possible so that your vote will be counted if you later decide not to attend the Annual Meeting.

May I vote my shares without attending the Annual Meeting?

You may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you will receive a Notice of Internet Availability, which explains how to access the proxy materials online, contains a listing of matters to be considered at the Annual Meeting, and describes how shares can be voted by telephone, online, or by completing and returning a proxy card. If you hold shares beneficially in “street name”, your broker, bank, trustee, or other nominee should provide you a means to instruct how your shares should be voted.

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What if I am a beneficial owner and do not give voting instructions to my broker?

If you are a beneficial owner of CSG shares, your broker, bank, or other nominee is not permitted to vote on your behalf on Proposal 1 (the election of directors), Proposal 2 (the advisory say-on-pay proposal), or any other matter to be considered at the Annual Meeting except for Proposal 3 (the ratification of the appointment of KPMG LLP as our independent auditor for 2024), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions you receive about voting your shares on the Internet or by telephone. A broker non-vote occurs when a broker, bank, trustee, or other nominee returns a proxy card but does not vote on one or more matters because such broker, bank, trustee, or other nominee does not have the authority to do so without instructions from the beneficial owner. Broker non-votes and discretionary authority are further described below. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 3. For your vote to be counted, you will need to communicate your voting instructions in a timely manner as directed by your broker, bank, or other nominee.

What if I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

May I change or revoke my vote?

If you are a shareholder of record, there are three ways to change or revoke your vote before the conclusion of voting at the Annual Meeting: (1) deliver a new proxy bearing a later date by mail, telephone, or over the Internet, which automatically revokes your earlier proxy; (2) provide a written notice of revocation to our Secretary at our principal offices listed on the first page of this proxy statement; or (3) vote online during the Annual Meeting. Attending the Annual Meeting without voting will not affect your previously granted proxy.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or other nominee. Alternatively, if you have obtained a valid proxy from your broker, bank, trustee, or other nominee giving you the right to personally vote your shares, you can vote online during the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

We can transact business at the Annual Meeting if a majority of the issued and outstanding shares of common stock entitled to vote are present or represented by proxy. Abstentions are counted for the purpose of determining whether there is a quorum.

“Broker non-votes” will be counted for the purpose of determining whether there is a quorum as long as the bank, broker, or nominee uses its discretionary authority to vote on Proposal 3 (the ratification of the appointment of KPMG LLP as our independent auditor for 2024).

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What is the voting requirement to approve each of the proposals?

Proposal	Vote Required to Pass	Effect of Abstentions and Broker Non-votes
Proposal 1, Election of Directors	Each nominee who receives a majority of the votes cast for his or her election (meaning the number of votes cast FOR a director’s election exceeds the number of votes cast AGAINST that director’s election) will be elected as a director.	Abstentions will have no effect Broker non-votes will have no effect
Proposal 2, Advisory Say-on-Pay Vote	The proposal will be approved if a majority of the shares present or represented by proxy at the meeting and entitled to vote, vote FOR approval	Abstentions will have the same effect as AGAINST votes Broker non-votes will have no effect
Proposal 3, Ratification of Auditors	The proposal will be approved if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote, vote FOR approval	Abstentions will have the same effect as AGAINST votes Broker non-votes will have no effect

We use a majority voting standard in the election of directors. Thus, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee to the Board will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast FOR a director’s election must exceed the number of votes cast AGAINST that director’s election. The election of directors at the Annual Meeting is an uncontested election. Abstentions and broker non-votes will not count as votes cast for purposes of this proposal.

If a continuing director seeking re-election does not receive a majority of the votes cast FOR his or her election, that director must submit a resignation to the Board, with a presumption that the resignation will be accepted unless the Board determines there is a compelling reason for the director to remain on the Board. In the case of a contested election, directors will be elected by a plurality vote, meaning that the nominees who receive the greatest number of votes cast FOR their election will be elected.

How are votes counted?

Votes cast will be tabulated by the inspector of elections appointed for the Annual Meeting. If you provide specific instructions on your proxy card, your shares will be voted as you instruct.

What happens if additional matters are presented at the Annual Meeting?

We are not aware of any business to be acted upon at the Annual Meeting other than the three proposals described in this proxy statement. If you grant a proxy, the individuals named as proxy holders, Brian A. Shepherd and Rasmani Bhattacharya, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, and soliciting votes. Our directors, executives, and regular employees, without additional remuneration, and their appointed agents, may solicit proxies or votes in person, by telephone, or by electronic communication. We will request banks, brokers, and other fiduciaries to forward proxy materials to the owners of stock held in their names and will reimburse their reasonable out-of-pocket expenses incurred in connection with that distribution.

Where can I find the voting results of the Annual Meeting?

We will announce voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC no later than four business days after the Annual Meeting.

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Shareholder Proposals

A shareholder who would like to have a proposal considered for inclusion in our 2025 proxy statement pursuant to SEC rules must submit the proposal so that we receive it no later than December 2, 2024, unless the date of our 2025 annual meeting of shareholders is more than 30 days before or after May 15, 2025, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. Shareholder proposals should be addressed to the Secretary, CSG Systems International, Inc., 169 Inverness Drive West, Suite 300, Englewood, Colorado 80112.

For shareholder proposals and shareholder nominations submitted outside of the SEC proposal rules, our bylaws require that the Secretary of the Company receive advance written notice in proper form for matters to be brought before an annual shareholders meeting. We must receive notice of shareholder proposals for the 2025 annual meeting no later than December 2, 2024. If the date of our 2025 annual meeting is changed by more than 30 days from May 15, 2025, proper notice of shareholder proposals and nominations must be received as provided for in our bylaws.

In addition to satisfying the requirements under our bylaws with respect to advance notice of any director nomination, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 must provide the required notice of intent to solicit proxies to our Secretary no later than 60 calendar days prior to the first anniversary of the date of the 2024 Annual Meeting (no later than March 16, 2025 for the 2025 Annual Meeting of Shareholders).

Our bylaws also provide that shareholder nominations of individuals for election to the Board are subject to certain informational requirements. Copies of our bylaws are available to shareholders upon request made to our Secretary at the aforementioned address.

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Householding

We have adopted a procedure called “householding.” This practice allows us to deliver only one copy of proxy-related materials, annual reports, and information statements to shareholders who share the same address and last name and who do not participate in e-mail delivery of these materials unless one or more shareholders notify us that he or she would like to receive an individual copy. If you share an address with another shareholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for future meetings or shareholder communications, please send your written request to CSG Systems International, Inc., 169 Inverness Drive West, Suite 300, Englewood, Colorado 80112, Attn: Investor Relations Department or to john.rea@csgi.com or call us at (303) 200-2000. We will promptly deliver a separate copy to you. Similarly, you may also contact us through one of these methods if you receive multiple copies of proxy-related materials and other shareholder communications and would prefer to receive a single copy in the future.

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Annual Report on Form 10-K and Other SEC Filings

A copy of our 2023 Annual Report on Form 10-K is included in the proxy materials and is also available on our website on the Investor Relations page (located at https://ir.csgi.com/investors/financials/sec-filings). If you request, we will provide you with a separate copy of our 2023 Annual Report on Form 10-K for the year ended December 31, 2023, without charge. You should direct your requests to our Investor Relations department at the address or phone number aforementioned. The 2023 Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy statement.

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Other Matters

As of the date of this proxy statement, we are not aware of any matter that may come before the Annual Meeting other than the matters discussed in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, the individuals named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

By Order of the Board of Directors of CSG Systems International, Inc.

Rasmani Bhattacharya
Secretary

April 1, 2024

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CSG SYSTEMS INTERNATIONAL, INC.
169 INVERNESS DR. W
ENGLEWOOD, CO 80112

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSGS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38051-P07055

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CSG SYSTEMS INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brian Shepherd	☐	☐	☐
1b. Silvio Tavares	☐	☐	☐
1c. Tse Li "Lily" Yang	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V38052-P07055

CSG SYSTEMS INTERNATIONAL, INC.
2024 Annual Meeting of Stockholders
May 15, 2024 8:00 AM MDT
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Brian A. Shepherd and Rasmani Bhattacharya, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the "Company") standing in the name of the undersigned at the 2024 Annual Meeting of Stockholders of the Company to be held via live webcast at www.virtualshareholdermeeting.com/CSGS2024, at 8:00 AM MDT on May 15, 2024, and at any adjournments or postponements of the meeting, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

The undersigned hereby ratifies and confirms that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of the 2024 Annual Meeting of Stockholders of the Company to be held on May 15, 2024, the Proxy Statement of the Company for such Annual Meeting of Stockholders, and the 2023 Annual Report on Form 10-K of the Company.

Continued and to be signed on reverse side